EXECUTION COPY

Exhibit 4(c)
Trust Indenture

by and between

Mississippi Business Finance Corporation

and

The Bank of New York Mellon,
as Trustee

Dated as of June 1, 2021

$83,695,000
Mississippi Business Finance Corporation
Revenue Refunding Bonds
(System Energy Resources, Inc. Project)
Series 2021

i

Section 14.8 Captions	48
Section 14.9 Bonds Owned by the Issuer or the Company	48
Section 14.10 Holidays	48
Section 14.11 Trustee Reliance on Instructions Given by Electronic Means	48

EXHIBIT A    Form of Bond

Trust Indenture
This Trust Indenture dated as of June 1, 2021 (together with any amendments and supplements hereto, this "Indenture") is by and between the Mississippi Business Finance Corporation (as more fully defined in Section 1.1 hereof, the "Issuer"), a public corporation duly created and validly existing pursuant to the constitution and laws of the State of Mississippi (the "State") authorized to exercise the powers conferred by the Act (as defined below), and The Bank of New York Mellon , a New York banking corporation, as trustee (as more fully defined in Section 1.1 hereof, the "Trustee").
W i t n e s s e t h
WHEREAS, the Issuer is authorized by the provisions of Sections 57-10-201 et seq., Mississippi Code of 1972, as amended and supplemented (the "Act"), among other things, to provide financial assistance to businesses in the State by providing loans, guarantees, insurance and other assistance to businesses, thereby encouraging the investment of private capital in businesses in the State, and to finance such assistance to businesses by the issuance of revenue bonds; and
WHEREAS, the Company has requested that the Issuer issue $83,695,000 aggregate principal amount of its Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 2021 (as more fully defined in Section 1.1 hereof, the "Series 2021 Bonds") for the purpose of currently refunding $83,695,000 in aggregate principal amount of its Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 2019 issued in the original principal amount of $134,000,000 (the "Series 2019 Bonds") which refunded its Pollution Control Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 1998 (the "Series 1998 Bonds") issued in the original principal amount of $216,000,000, which Series 1998 Bonds were issued for the purpose of providing funds to refinance the Prior Bonds (as more fully defined in Section 1.1 hereof) issued to finance the cost of acquiring an undivided 90% interest in certain air and water pollution control facilities and sewage and solid waste disposal facilities (the "Facilities") at the Grand Gulf Nuclear Station located in Claiborne County, Mississippi (the "Plant"); and
WHEREAS, concurrently with the issuance of the Series 2021 Bonds hereunder, the Issuer and the Company will enter into the Loan Agreement (as more fully defined in Section 1.1 hereof) pursuant to which the Issuer will loan the proceeds derived from the sale of the Series 2021 Bonds to the Company for the purposes described herein, and the Company will agree to make payments in an amount sufficient to make timely payments of principal of, and premium, if any, and interest on the Series 2021 Bonds and to pay such other amounts as are required by the Loan Agreement; and
WHEREAS, the Issuer is authorized under the provisions of the Act and other constitutional and statutory authority to issue the Series 2021 Bonds for such purposes and the Issuer has determined that it is most advantageous to the Issuer and necessary for it to issue its revenue refunding bonds as hereinafter provided for such purposes; and

WHEREAS, as additional security for its payment obligations under the Loan Agreement in respect of the Series 2021 Bonds, the Company will deliver to the Trustee a series of First Mortgage Bonds and the Thirty-ninth Assignment (each as defined in Section 1.1 of this Indenture) in accordance with Section 5.9 of the Loan Agreement; and
WHEREAS, the fully registered Series 2021 Bonds and the certificate of authentication by the Trustee to be endorsed thereon with respect to the Series 2021 Bonds are to be in substantially the form attached as Exhibit A hereto with all necessary and appropriate variations, omissions and insertions as permitted or required under this Indenture; and
WHEREAS, the Issuer may authorize and issue Additional Bonds (as defined in Section 1.1 of this Indenture) pursuant to Section 4.2 of the Loan Agreement and Section 2.11 of this Indenture; and
WHEREAS, all acts, conditions and things required by the laws of the State to happen, exist and be performed precedent to and in the execution and delivery of this Indenture have happened, exist and have been performed as so required in order to make this Indenture a valid and binding agreement in accordance with its terms; and
WHEREAS, the execution and delivery of this Indenture have been duly authorized by the Issuer and the Trustee; and
WHEREAS, each of the parties hereto represents that it is fully authorized to enter into and perform and fulfill the obligations imposed upon it under this Indenture and the parties are now prepared to execute and deliver this Indenture;
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
GRANTING CLAUSES
That the Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the holders and owners thereof, and the sum of One Dollar ($1.00), lawful money of the United States of America, to it duly paid by the Trustee, at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest on the Bonds according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, subject to all of the provisions hereof, does hereby grant, bargain, sell, convey, assign and pledge unto the Trustee, and unto its successor or successors in trust, and to them and their assigns forever, for the securing of the performance of the obligations of the Issuer hereinafter set forth:
GRANTING CLAUSE FIRST
All the rights and interest of the Issuer in and to the (i) First Mortgage Bonds delivered by the Company pursuant to Section 5.9 of the Loan Agreement, (ii) Thirty-ninth Assignment, (iii)

Loan Agreement (except for the rights of the Issuer under Sections 5.4, 5.6, 5.7, 5.8 and 8.5 of the Loan Agreement and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Loan Agreement), and (iv) all Revenues and the proceeds of all thereof, including the right to receive the First Mortgage Bonds.
GRANTING CLAUSE SECOND
All the rights and interest of the Issuer in and to the Bond Fund, and all moneys and investments therein, but subject to the provisions of the Loan Agreement and this Indenture pertaining thereto, including those pertaining to the making of disbursements therefrom.
GRANTING CLAUSE THIRD
All moneys, securities and obligations from time to time held by the Trustee under the terms of this Indenture and any and all real and personal property of every kind and nature from time to time hereafter by delivery or by writing of any kind conveyed, pledged, assigned or transferred, as and for additional security hereunder by the Issuer or by anyone on its behalf or with its written consent to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof; except for moneys, securities or obligations deposited with or paid to the Trustee for redemption or payment of Bonds which are deemed to have been paid in accordance with Article IX hereof and funds held pursuant to Section 5.5 hereof, which shall be held by the Trustee in accordance with the provisions of said Article IX or Section 5.5, as the case may be.
TO HAVE AND TO HOLD all of the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said trusts and to them and their assigns forever;
IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all owners of the Bonds issued under and secured by this Indenture without preference, priority or distinction as to lien of any Bonds over any other Bonds, except insofar as any sinking, amortization or other fund, or any terms or conditions of redemption or purchase, established under this Indenture may afford additional benefit or security for the Bonds of any particular series.
PROVIDED, HOWEVER, that if the Issuer shall pay or cause to be paid to the owners of the Bonds the principal of and premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it on its part, all as provided in and subject to the provisions of Article IX hereof, then and in that case these presents and the estate and rights hereby granted, except as otherwise provided in Article IX, shall cease, determine and be void, and thereupon the Trustee shall cancel and discharge the lien of this Indenture and execute and deliver to the Issuer such instruments in writing as shall be requisite to evidence the discharge hereof pursuant to the provisions of said Article IX; otherwise this Indenture to be and remain in full force and effect.

THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and the Trust Estate and the other estate and rights hereby granted, are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective owners, from time to time, of the Bonds, as follows:

ARTICLE I
DEFINITIONS
Section 1.1    Definitions. In addition to the words and terms elsewhere defined in this Indenture, the following words and terms as used in this Indenture shall have the following meanings:
"Act" shall have the meaning set forth in the first recital of this Indenture.
"Additional Bonds" shall mean Bonds in addition to the Series 2021 Bonds that are issued pursuant to the provisions of Section 2.11 of this Indenture.
"Administration Expenses" shall mean the reasonable and necessary expenses incurred by the Issuer with respect to the Loan Agreement, this Indenture and any transaction or event contemplated by the Loan Agreement or this Indenture including the compensation and reimbursement of expenses and advances payable to the Trustee, any Paying Agent, and the Bond Registrar.
"Authorized Company Representative" shall mean any treasurer, assistant treasurer or vice president of the Company or the person or persons at the time designated to act on behalf of the Company by any one of said officers, such designation in each case, to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by said officer.
"Authorized Officers" shall have the meaning set forth in Section 14.11 hereof.
"Availability Agreement" shall mean the Availability Agreement dated as of June 21, 1974, as amended from time to time, by and among the Company, Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC and Entergy New Orleans, LLC.
"Bond Counsel" shall mean any firm of nationally recognized municipal bond counsel selected by the Company and acceptable to the Issuer and the Trustee.
"Bond Fund" shall mean the fund by that name created and established pursuant to Section 5.1 of this Indenture.
"Bond Registrar" shall mean the registrar of Bonds named herein.
"Bonds" shall mean the Series 2021 Bonds and any Additional Bonds issued by the Issuer pursuant to this Indenture. "Bond" shall mean any one of such Bonds.
"Code" shall mean the Internal Revenue Code of 1986, as amended and supplemented.
"Company" shall mean System Energy Resources, Inc., a corporation organized and existing under the laws of the State of Arkansas, duly qualified to do business in the State, together with any permitted successors or assigns under the Loan Agreement.

"Company Mortgage" shall mean the Company's Mortgage and Deed of Trust, dated as of June 15, 1977, made to The Bank of New York Mellon, as trustee, as amended, restated and supplemented by the Twenty-Fourth Supplemental Indenture dated as of September 1, 2012, and as has been previously, and as may be further, amended or supplemented, including by the officer’s certificate pursuant to which the series of First Mortgage Bonds relating to the Series 2021 Bonds will be issued.
"Company Mortgage Trustee" shall mean the trustee under the Company Mortgage.
"Determination of Taxability" means:

(a)    a final determination by any court of competent jurisdiction or a final determination by the Internal Revenue Service to which the Issuer and the Company shall consent or from which no timely appeal shall be taken to the effect that interest on the Series 2021 Bonds is not excludable from the gross income of the owners thereof for federal income tax purposes;

(b)    receipt by the Issuer, the Trustee or the Company of written notice that the Internal Revenue Service has issued a "notice of deficiency" or similar notice to any present or former Bondholder assessing a tax in respect of any interest on the Series 2021 Bonds as a result of such interest not being excludable from gross income for federal income tax purposes, provided that such notice has not been withdrawn by the Internal Revenue Service and has not been the subject of a timely petition from such Bondholder (or the Company or the Trustee on behalf of such Bondholder, if allowable) contesting such notice in the United States Tax Court; or

(c)    the delivery to the Company, the Trustee and the Issuer of an opinion of Bond Counsel, delivered at the request of the Company, to the effect that (i) interest on the Series 2021 Bonds is not excludable from the gross income of a holder thereof for federal income tax purposes, (ii) redemption of some or all of the Series 2021 Bonds is required under the terms of a settlement or closing agreement with the Internal Revenue Service of an audit of the Series 2021 Bonds or under the terms of a closing agreement with the Internal Revenue Service pursuant to the Voluntary Closing Agreement Program, or any successor to such program, or (iii) redemption of some or all of the Series 2021 Bonds is required in order to effect a remedial action, as described in Treas. Reg. §1.142-2, necessary to protect the tax-exemption of the Series 2021 Bonds.
"DTC" shall mean The Depository Trust Company, New York, New York, and its successors.
"DTC Letter" shall mean the Blanket Issuer Letter of Representations between the Issuer and DTC dated June 15, 1995.
"DTC Participant" shall mean (a) any person for which, from time to time, DTC, or, in the event that a successor Securities Depository to DTC is acting as such under Section 2.13 hereof, such successor Securities Depository, effectuates book-entry transfers and pledges of securities pursuant to the book-entry system referred to in Section 2.13 hereof or (b) any securities broker or dealer, bank, trust company or other person that clears through or maintains a custodial relationship with the person referred to in clause (a).
"Electronic Means" shall have the meaning set forth in Section 14.11 hereof.
"Event of Default" shall mean any event of default specified in Section 10.1 hereof.
"Facilities" shall mean certain air and water pollution control facilities and sewage and solid waste disposal facilities at the Grand Gulf Nuclear Station located in Claiborne County, Mississippi owned and operated by the Company.
"First Mortgage Bonds" shall mean one or more series of bonds issued and delivered under the Company Mortgage and held by the Trustee pursuant to Section 5.9 of the Loan Agreement.
"Government Securities" shall mean (a) direct or fully guaranteed obligations of the United States of America (including any such securities issued or held in book-entry form on the books of the Department of Treasury of the United States of America), and (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock, surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.
"holder" or "bondholder" or "owner of the Bonds" or "Bondholder" shall mean the registered owner of any Bond.
"Instructions" shall have the meaning set forth in Section 14.11 hereof.
"Issuer" shall mean the Mississippi Business Finance Corporation, a public corporation duly created and validly existing pursuant to the constitution and laws of the State, including the Act, or any successor to its rights and obligations under the Loan Agreement and this Indenture.
"Loan Agreement" or "Agreement" shall mean the Loan Agreement dated as of June 1, 2021, by and between the Issuer and the Company, and any amendments and supplements thereto.
"Maturity Date" shall mean June 1, 2044.
"1954 Code" shall mean the Internal Revenue Code of 1954, as amended and supplemented.

"outstanding," when used with reference to the Bonds, shall mean, as of any particular date, all Bonds authenticated and delivered under this Indenture except:
(a)    Bonds canceled at or prior to such date or delivered to or acquired by the Trustee at or prior to such date for cancellation;
(b)    Bonds deemed to be paid in accordance with Article IX of this Indenture;
(c)    Bonds in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to this Indenture; and
(d)    Bonds registered in the name of the Issuer.
"Paying Agent" shall mean any bank or trust company designated pursuant to this Indenture as the place at which the principal of and premium, if any, and interest on the Bonds of a series are payable, and any successor designated pursuant to this Indenture. With respect to the Series 2021 Bonds, the Trustee is the original Paying Agent.
"Plant" shall mean the Grand Gulf Nuclear Station located in Claiborne County, Mississippi.
"Prior Bonds" shall mean the $49,500,000 Claiborne County, Mississippi 9 ½% Pollution Control Revenue Bonds (Middle South Energy, Inc. Project) Series A and the $206,000,000 Claiborne County, Mississippi 9 ⅞% Pollution Control Revenue Bonds (Middle South Energy, Inc. Project) Series C.
"Record Date" shall mean, with respect to any interest payment date of the Bonds occurring on the first day of any month, the fifteenth day of the calendar month next preceding such interest payment date; and with respect to any interest payment date of the Bonds occurring on the fifteenth day of any month, the first day of such month.
"Refunding Date" shall mean June 15, 2021, or such later date as may be established by the Company; provided, however, that the Refunding Date shall not be later than ninety (90) days following the date of delivery of the Series 2021 Bonds to the original purchaser or purchasers of the Series 2021 Bonds.
"Revenues" shall mean all moneys paid or payable by the Company to the Trustee for the account of the Issuer in respect of the principal of and premium, if any, and interest on the Bonds, including, without limitation, amounts paid or payable by the Company pursuant to Sections 5.2 and 9.1 of the Loan Agreement as Loan Payments, amounts paid or payable by the Company in respect of the First Mortgage Bonds and the Thirty-ninth Assignment, and all receipts of the Trustee credited under the provisions of this Indenture against such payments.
"Securities Depository" shall mean DTC and any other "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended.

"Series 2021 Bonds" shall mean the $83,695,000 aggregate principal amount of Mississippi Business Finance Corporation Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 2021 authorized to be issued pursuant to this Indenture.
"Thirty-ninth Assignment" shall mean the Thirty-ninth Assignment of Availability Agreement, Consent and Agreement by and among the Company, Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, Entergy New Orleans, LLC, the Trustee and the Company Mortgage Trustee.
"Trustee" shall mean the banking corporation or association designated as Trustee herein, and its successor or successors as such Trustee. The original Trustee is The Bank of New York Mellon, New York, New York.
"Trust Estate" shall mean the property conveyed to the Trustee pursuant to the Granting Clauses hereof.
"Underwriter" shall mean, in respect of the Series 2021 Bonds, Morgan Stanley & Co. LLC, and, in respect of any Additional Bonds, any underwriter designated as such in connection with the issuance of such Additional Bonds.
Section 1.2    Use of Words and Phrases. "Herein," "hereby," "hereunder," "hereof," "hereinabove," "hereinafter" and other equivalent words and phrases refer to this Indenture and not solely to the particular portion thereof in which any such word is used. The definitions set forth in Section 1.1 hereof include both singular and plural. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Bond," "owner," "holder" and "person" shall include the plural, as well as the singular, number.
Unless the context shall otherwise indicate, "Person" or "person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

ARTICLE II
THE BONDS

Section 2.1    Authorized Form and Amount of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. All Bonds issued hereunder shall be in the form of registered Bonds without coupons. The total principal amount of Bonds that may be issued is hereby expressly limited to $83,695,000, except as provided in Sections 2.8, 2.11 and 2.12 hereof.
Section 2.2    Details of Series 2021 Bonds. The Series 2021 Bonds (i) shall be designated "Mississippi Business Finance Corporation Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 2021," (ii) shall be in the aggregate principal amount of $83,695,000, (iii) shall be issued in denominations of $5,000 and any integral multiple thereof, (iv) shall be numbered consecutively from R-1 upwards in order of issuance according to the records of the Trustee, (v) shall be dated as hereinafter provided, (vi) shall bear interest as hereinafter provided, payable semiannually on June 1 and December 1 of each year commencing December 1, 2021; and (vii) shall mature on the Maturity Date.
The Series 2021 Bonds shall bear interest from and including the date thereof until the principal thereof shall have become due and payable in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise, at the rate of 2.375% per annum. Overdue principal of the Series 2021 Bonds shall bear interest at the rate of 2.375% per annum until paid. Overdue installments of interest shall not bear interest. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30-day months.
Series 2021 Bonds issued before December 1, 2021, shall be dated June 15, 2021, and Series 2021 Bonds issued on or subsequent to December 1, 2021, shall be dated as of the interest payment date next preceding the date of authentication and delivery thereof by the Trustee, unless such date of authentication and delivery shall be an interest payment date, in which case they shall be dated as of such date of authentication and delivery; provided, however, that if, as shown by the records of the Trustee, interest on any Bonds surrendered for transfer or exchange shall be in default, the Bonds issued in exchange for Bonds surrendered for transfer or exchange shall be dated as of the date to which interest has been paid in full on the Bonds surrendered.
The Series 2021 Bonds shall be substantially in the form set forth in Exhibit A attached hereto with such appropriate variations, omissions and insertions as are permitted or required by this Indenture.
Section 2.3    Payment. The principal of and premium, if any, on the Bonds shall be paid upon the presentation and surrender of said Bonds at the principal corporate trust office of the Trustee. The interest on the Bonds shall be payable by check drawn upon the Trustee and mailed to the registered owners as of the close of business on the Record Date with respect to the interest payment date at their respective addresses as such appear on the bond registration books kept by the Trustee. All payments shall be made in lawful money of the United States of America.

Section 2.4.    Execution. The Bonds shall be executed on behalf of the Issuer with the manual or facsimile signatures of the Chairman, the Vice Chairman or the Executive Director and the Secretary, the Treasurer or an Assistant Secretary of the Issuer shall attest such execution.
If any of the officers whose manual or facsimile signatures shall be upon the Bonds shall cease to be such officers of the Issuer before such Bonds shall have been actually authenticated by the Trustee or delivered by the Issuer, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons whose signature shall be upon such Bonds had not ceased to be such officer or officers of the Issuer; and also any such Bonds may be signed on behalf of the Issuer by those persons who, at the actual date of the execution of such Bond, shall be the proper officers of the Issuer, although at the nominal date of such Bonds any such person shall not have been such officer of the Issuer.
Section 2.5    Limited Obligations. The Bonds shall be limited obligations of the Issuer, payable by the Issuer solely out of the Revenues (including all sums deposited in any fund from time to time pursuant to this Indenture, the Loan Agreement, and in certain events, as provided herein, out of amounts attributable to Bond proceeds or amounts obtained through the exercise of any remedy provided herein upon occurrence of an Event of Default under this Indenture). The Bonds shall never be paid out of any other funds of the Issuer except such Revenues. No recourse under the Bonds shall be had against any past, present or future officer or trustee of the Issuer. The Bonds shall never be paid in whole or in part out of any funds raised or to be raised by taxation or out of any other revenues or assets of the Issuer or the State except those Revenues pledged by this Indenture.
THE BONDS ARE NOT A GENERAL OBLIGATION OF THE ISSUER AND ARE NOT AN INDEBTEDNESS OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF.  NEITHER THE FAITH AND CREDIT OF THE ISSUER NOR THE FAITH AND CREDIT OR THE TAXING POWER OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF THE BONDS, OR PREMIUM, IF ANY, OR THE INTEREST THEREON OR OTHER COSTS INCIDENTAL THERETO.  THE ISSUER HAS NO TAXING POWER.
Section 2.6.    Authentication. Only such Bonds as shall have endorsed thereon a Certificate of Authentication substantially in the form set forth in Exhibit A attached hereto duly executed by the Trustee shall be entitled to any right or benefit under this Indenture. No Bond shall be valid and obligatory for any purpose unless and until such Certificate of Authentication shall have been duly executed by the Trustee, and such Certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee's Certificate of Authentication on any Bond shall be deemed to have been executed if signed by an authorized officer of the Trustee, but it shall not be necessary that the same officer sign the Certificate of Authentication on all of the Bonds issued hereunder.
Section 2.7.    Delivery of the Bonds. The Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Bonds of any series and deliver said Bonds to the

Underwriter as may be directed hereinafter in this Section 2.7, in Section 2.11 hereof, or in any supplemental indenture.
Prior to the delivery on original issuance by the Trustee of any authenticated Bonds of any series there shall be or have been delivered to the Trustee:
(a)An original duly executed counterpart or a duly certified copy of this Indenture and, in the case of Additional Bonds, a supplemental indenture by and between the Issuer and the Trustee setting forth the details concerning such Bonds.
(b)An original duly executed counterpart or a duly certified copy of the Loan Agreement and, in the case of Additional Bonds, an amendment of or supplement to the Loan Agreement, if any.
(c)With respect to the Series 2021 Bonds, the original duly executed First Mortgage Bonds, registered in the name of the Trustee, against receipt thereof by the Trustee, and the Thirty-ninth Assignment; and, with respect to any Additional Bonds, any other series of First Mortgage Bonds and any other assignment of the Availability Agreement that may be provided by the Company pursuant to Section 5.9 of the Loan Agreement.
(d)A written order to the Trustee by the Issuer to authenticate and deliver the Bonds of such series to the Underwriter thereof upon payment to Trustee, but for the account of the Issuer, of a sum specified in such order, and such request and authorization shall specify the amounts to be deposited in the funds created hereunder.
(e)A copy, duly certified by the Secretary or an Assistant Secretary, of the proceedings of the Issuer authorizing the issuance of such Bonds.
(f)A written opinion of Bond Counsel as to the enforceability, authorization, execution and delivery of this Indenture and such Bonds.
(g)In the case of any series of Additional Bonds, a written opinion of Bond Counsel to the effect that the issuance of such Bonds and the execution thereof have been duly authorized, all conditions precedent to the delivery thereof have been fulfilled, and that the exclusion of the interest on the Series 2021 Bonds and any Additional Bonds theretofore issued from gross income for federal income tax purposes will not be affected by the issuance of the Bonds being issued.
Section 2.8.    Mutilated, Destroyed or Lost Bonds. In case any Bond issued hereunder shall become mutilated or be destroyed or lost, the Issuer shall, if not then prohibited by law, cause to be executed and the Trustee shall authenticate and deliver a new Bond of the same series of like date, number, maturity and tenor in exchange and substitution for and upon cancellation of such mutilated Bond, or in lieu of and in substitution for such Bond destroyed or lost, upon the holder's paying the reasonable expenses and charges of the Issuer and Trustee in connection therewith, and, in the case of a Bond destroyed or lost, his filing with the Trustee evidence satisfactory to the Company and the Trustee that such Bonds were destroyed or lost, and of his ownership thereof, and furnishing the Issuer, the Company and the Trustee with indemnity satisfactory to them. The Trustee is hereby authorized to authenticate any such new Bond. In the event any such Bonds shall have matured, instead of issuing a new Bond, the Issuer may pay the same without the surrender thereof.
Section 2.9.    Registration and Exchange of Bonds. The Issuer hereby constitutes and appoints the Trustee as Bond Registrar of the Issuer, and as Bond Registrar the Trustee shall keep books for the registration and for the transfer of the Bonds as provided in this Indenture at the principal corporate trust office of the Trustee. The person in whose name any Bond shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the principal of and interest on any such Bond shall be made only to or upon the order of the registered owner thereof or his legal representative, and neither the Issuer, the Trustee, nor the Bond Registrar shall be affected by any notice to the contrary but such registration may be changed as herein provided. All payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.
Bonds may be transferred on the books of registration kept by the Trustee by the registered owner in person or by his duly authorized attorney, upon surrender thereof, together with a written instrument of transfer duly executed by the registered owner or his duly authorized attorney in such form as shall be satisfactory to the Trustee. Upon surrender for transfer of any Bond at the principal corporate office of the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Bond or Bonds in the same aggregate principal amount and of any authorized denomination or denominations. The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Code Section 6045.  The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Bonds may be exchanged at the principal corporate trust office of the Trustee for an equal aggregate principal amount of Bonds of any other authorized denomination or denominations of the same series with corresponding maturities. The Issuer shall execute and the Trustee shall authenticate and deliver Bonds which the bondholder making the exchange is entitled to receive, bearing numbers not then outstanding. The execution by the Issuer of any Bond of any denomination shall constitute full and due authorization of such denomination and the Trustee shall thereby be authorized to authenticate and deliver such Bond.
Such transfers of registration or exchanges of Bonds shall be without charge to the holders of such Bonds, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the holder of the Bond requesting such transfer or exchange as a condition precedent to the exercise of such privilege.
The Trustee shall not be required to transfer or exchange any Bond after the mailing of notice calling such Bond for redemption has been made, nor during the period of fifteen (15) days next preceding mailing of a notice of redemption of any Bonds.

Section 2.10    Cremation and Other Dispositions. All Bonds surrendered for the purpose of payment or retirement, or for exchange, or for replacement or payment as provided above, or for cancellation, shall be canceled upon surrender thereof to the Trustee and, at the option of the Trustee, either cremated, shredded or otherwise disposed of. The Trustee shall execute and forward to the Issuer an appropriate certificate describing the Bonds involved and the manner of disposition.
Section 2.11    Additional Bonds. The Issuer, at the request of the Company and to the extent permitted by law in effect at the time thereof, may issue from time to time one or more series of Additional Bonds for the purposes provided in Section 4.2 of the Loan Agreement. Additional Bonds shall be secured equally and ratably with the Series 2021 Bonds and any other Additional Bonds theretofore issued and then outstanding, except insofar as any sinking, amortization or other fund, or any terms or conditions of redemption or purchase, established under this Indenture may afford additional benefit or security for the Bonds of any particular series. Before any Additional Bonds are authenticated there shall be delivered to the Trustee the items required for the issuance of Bonds by Section 2.7 hereof.
The right to issue Additional Bonds set forth in this Indenture shall not imply that the Issuer may not issue, and the Issuer expressly reserves the right to issue, to the extent permitted by law, obligations under another indenture or indentures to provide additional funds to pay the cost of additional facilities at the Plant, or to refund all or any principal amount of all or any series of Bonds, or any combination thereof, and the provisions of this Indenture governing the issuance of Additional Bonds shall not apply thereto.
The proceeds of the issuance and sale of any series of Additional Bonds, including purchase premium, if any, and accrued interest, if any, thereon to the date of delivery thereof paid by the Underwriter, shall be applied simultaneously with the delivery of such Additional Bonds in the manner provided in this Indenture and in the supplemental indenture authorizing such Additional Bonds.
Notwithstanding anything herein to the contrary, no Additional Bonds shall be issued unless (i) the Loan Agreement is in effect, and (ii) at the time of issuance there is no Event of Default (as defined in the Loan Agreement) under the Loan Agreement or Event of Default under this Indenture.
Section 2.12    Temporary Bonds. Until Bonds in definitive form are ready for delivery, the Issuer may execute, and upon the request of the Issuer, the Trustee shall authenticate and deliver, subject to the provisions, limitations and conditions set forth herein, one or more Bonds in temporary form, whether printed, typewritten, lithographed or otherwise produced, substantially in the form of the definitive Bonds, with appropriate omissions, variations and insertions, and in authorized denominations. Until exchanged for Bonds in definitive form, such Bonds in temporary form shall be entitled to the lien and benefit of this Indenture. Upon the presentation and surrender of any Bond or Bonds in temporary form, the Issuer shall, without unreasonable delay, prepare, execute and deliver to the Trustee and the Trustee shall authenticate and deliver, in exchange therefor, a Bond or Bonds in definitive form.

Such exchange shall be made by the Trustee without making any charge therefor to the holder of such Bond in temporary form.
Section 2.13.    Book-Entry System
(a)DTC will act as the initial Securities Depository for the Bonds. The Bonds shall be initially issued in the form of a single fully registered Bond registered in the name of Cede & Co., as nominee for DTC, as Registered Owner of the Bonds, and held in the custody of DTC. So long as Cede & Co. is the Registered Owner of the Bonds, as nominee of DTC, references herein to Registered Owners, Bondholders or holders of the Bonds shall mean Cede & Co. and shall not mean the beneficial owners of the Bonds.
(b)While DTC is the Securities Depository, the ownership interest of each of the beneficial owners of the Bonds will be recorded through the records of a DTC Participant. Transfers of beneficial ownership interests in the Bonds which are registered in the name of Cede & Co. will be accompanied by book entries made by DTC and, in turn, by the DTC Participants who act on behalf of the beneficial owners of the Bonds.
(c)With respect to Bonds registered in the name of the Securities Depository, the Issuer, the Bond Registrar, the Paying Agent, any co-paying agent and the Trustee shall have no responsibility or obligation to any Person on behalf of whom such Securities Depository holds an interest in the Bonds, except as provided in this Indenture. Without limiting the immediately preceding sentence, the Issuer, the Bond Registrar, the Paying Agent, any co-paying agent and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository with respect to any ownership interest in the Bonds, (ii) the delivery to any Person, other than a Bondholder, as shown on the Bond Register, of any notice with respect to the Bonds, including any notice of redemption, or (iii) the payment to any Person, other than a Registered Owner, as shown in the Bond Register of any amount with respect to principal of or premium, if any, or interest on, the Bonds.
(d)Notwithstanding any other provisions of this Indenture to the contrary, the Issuer, the Bond Registrar, the Paying Agent, any co-paying agent and the Trustee shall be entitled to treat and consider the Person in whose name each Bond is registered in the Bond Register as the absolute owner of such Bond for the purpose of payment of principal, premium, if any, and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Paying Agent shall pay all principal of, premium, if any, and interest on the Bonds only to or upon the order of the respective owners, as shown in the Bond Register as provided in this Indenture, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to payment of principal of and premium, if any, and interest on, the Bonds to the extent of the sum or sums so paid.
(e)No Person other than a Registered Owner, as shown in the Bond Register, shall receive a Bond certificate evidencing the obligation of the Issuer to make payments of principal, premium, if any, and interest, pursuant to this Indenture.

(f)Except in the case of payment upon maturity or redemption if the book-entry system is not in effect, any provision of this Indenture permitting or requiring the delivery of Bonds shall, while the book-entry system is in effect, be satisfied by the notation on the books of the Securities Depository, of the transfer of the beneficial owner's interest in such Bond.
(g)So long as the book-entry system is in effect, the Trustee, the Paying Agent, any co-paying agent and the Bond Registrar shall comply with the terms of the DTC Letter.
(h)The Securities Depository may determine to discontinue providing its service with respect to the Bonds at any time by giving reasonable written notice and all relevant information on the beneficial owners of the Bonds, which shall include, without limitation, the name, address of record and taxpayer identification number of each such beneficial owner of the Bonds, to the Issuer and the Trustee. If there is no successor Securities Depository appointed by the Issuer, the Trustee, based solely upon information provided to it in writing by the Securities Depository, which shall include, without limitation, the name, address of record and taxpayer identification number of each such beneficial owner of the Bonds, shall authenticate and deliver Bonds to the beneficial owners thereof. In the event that the Company determines that the Securities Depository is incapable of discharging its responsibilities described herein or in any agreement among the Issuer, the Trustee and the Securities Depository, the Issuer, at the direction of the Company, shall (i) appoint a successor securities depository, qualified to act as such under Section 17(a) of the Securities Exchange Act of 1934, as amended, notify the Securities Depository of the appointment of such successor securities depository and transfer one or more separate Bonds to such successor securities depository or (ii) notify the Securities Depository and the beneficial owners, identified by the Securities Depository, of the availability through the Securities Depository of Bonds and transfer one or more separate Bonds to the beneficial owners, identified in writing by the Securities Depository as having Bonds credited to their accounts. In such event, the Bonds shall no longer be restricted to being registered in the Bond Register in the name of the Securities Depository but may be registered in the name of the successor securities depository, or its nominee, or in whatever name or names Bondholders transferring or exchanging Bonds shall designate, in accordance with the provisions of this Indenture.
Upon the written consent of 100% of the beneficial owners of the Bonds, the Trustee, in accordance with any agreement among the Issuer, the Trustee, and the Securities Depository, shall withdraw the Bonds from the Securities Depository, and authenticate and deliver Bonds fully registered to the assignees of the Securities Depository or its nominee. If the request for such withdrawal is not the result of any Issuer action or inaction, such withdrawal, authentication and delivery shall be at the cost and expense (including costs of printing, preparing and delivering such Bonds) of the Persons requesting such withdrawal, authentication and delivery. In connection with any proposed transfer outside the book-entry system, the Issuer or the Company shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Code Section 6045.  The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Section 2.14.    Payments to Securities Depository. (a) Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to principal of and premium, if any, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, pursuant to DTC's rules and procedures, or in the case of a successor Securities Depository, pursuant to any agreement among the Issuer, the Trustee, the Bond Registrar, any co-paying agent, and the Securities Depository.
(b)    With respect to Bonds registered in the name of a Securities Depository (or its nominee) neither the Trustee, the Issuer nor the Company shall have any obligation to any of its members or participants or to any Person on behalf of whom an interest is held in the Bonds.

ARTICLE III

REDEMPTION OF BONDS BEFORE MATURITY

Section 3.1    Redemption. The Series 2021 Bonds shall be subject to redemption prior to maturity as follows:
(a)The Series 2021 Bonds shall be subject to mandatory redemption in whole, at a redemption price equal to 100% of the principal amount thereof being redeemed plus accrued interest thereon to the redemption date on the ninetieth day (or such earlier date as may be designated by the Company) after a Determination of Taxability. Subject to the foregoing provisions of this Section 3.1(a) the Series 2021 Bonds shall be redeemed in whole, unless, in the opinion of Bond Counsel, the redemption of a portion of the Series 2021 Bonds would have the result that interest payable on the Series 2021 Bonds remaining outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Series 2021 Bonds.  Any such partial redemption shall be in such amount as is necessary to accomplish such result.
(b)The Series 2021 Bonds are subject to optional redemption by the Issuer, at the written direction of the Company, at any time on and after June 1, 2026, in whole or in part (and if in part, by lot or in such other manner as may be determined by the Trustee to be fair and equitable), at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the redemption date.
(c)The Series 2021 Bonds are subject to special optional redemption by the Issuer, at the written direction of the Company, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the redemption date but without redemption premium if:
i)the Company shall have determined that the continued operation of the Plant is impracticable, uneconomical or undesirable for any reason;
ii)the Company shall have determined that the continued operation of the Facilities is impracticable, uneconomical or undesirable due to (1) the imposition of taxes, other than ad valorem taxes currently levied upon privately-owned property used for the same general purpose as the Facilities, or other liabilities or burdens with respect to the Facilities or the operation thereof, (2) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (3) destruction of or damage to all or part of the Facilities;
iii)all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain; or

iv)the operation of the Facilities or the Plant shall have been enjoined or shall have otherwise been prohibited by an order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.
In case a Series 2021 Bond is of a denomination larger than $5,000, a portion of such Bond ($5,000 or any integral multiple thereof) may be redeemed if otherwise permitted, but Series 2021 Bonds shall be redeemed only in the principal amount of $5,000 or any integral multiple thereof.
Section 3.2.    Notice. Notice of any redemption, identifying the Bonds or portions thereof being called and the date on which they shall be presented for payment, shall be given by the Trustee by first class mail, postage prepaid, to the registered owner of each such Bond addressed to such registered owner at his registered address and placed in the mails not less than thirty (30) days nor more than ninety (90) days prior to the date fixed for redemption; provided, however, that failure to give such notice by mailing, or any defect therein, shall not affect the validity of any proceeding for the redemption of any Bond with respect to which no such failure or defect has occurred.
Any notice mailed as provided in this Section shall be conclusively presumed to have been duly given, whether or not the holder or owner receives the notice.
With respect to notice of redemption of the Bonds at the option of the Issuer (at the direction of the Company), unless moneys sufficient to pay the principal of and premium, if any, and interest on the Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice, such notice shall state that said redemption shall be conditional upon the receipt of such moneys by the Trustee on or prior to the date fixed for such redemption. So long as Cede & Co. is the registered owner of the Bonds, as nominee of DTC, notice of any redemption will be given by the Trustee to Cede & Co., not to the beneficial owners of the Bonds, as set forth above or by email. If such moneys shall not have been so received, such notice shall be of no force and effect, the Issuer shall not redeem such Bonds and the Trustee shall give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.
Section 3.3    Redemption Payments. Subject to the provisions of the last paragraph of Section 3.2 hereof, on or prior to the date fixed for redemption, funds shall be deposited with the Trustee to pay, and the Trustee is hereby authorized and directed to apply such funds to the payment of, the Bonds or portions thereof to be redeemed, together with accrued interest thereon to the redemption date and any required premium. Upon the giving of notice and the deposit of funds for redemption, interest on the Bonds or portions thereof thus redeemed shall no longer accrue after the date fixed for redemption.
Section 3.4    Cancellation. All Bonds which have been redeemed shall not be reissued but shall be canceled and disposed of by the Trustee in accordance with Section 2.10 hereof.

Section 3.5.    Partial Redemption of Bonds. Upon surrender of any Bond for redemption in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the holder thereof a new Bond or Bonds of the same series and the same maturity of authorized denominations in an aggregate principal amount equal to the unredeemed portion of the Bond surrendered.

ARTICLE IV

GENERAL COVENANTS; FIRST MORTGAGE BONDS; ADDITIONAL SECURITY

Section 4.1    Payment of Principal, Premium, If Any, and Interest. The Issuer covenants that it will promptly pay or cause to be paid the principal of and premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bond according to the true intent and meaning thereof; provided, however, that the obligation of the Issuer hereunder to make or cause to be made any payment to the Trustee in respect of the principal of or premium, if any, or interest on the Bonds shall be reduced by the amount of moneys, if any, on deposit in the Bond Fund and available to be applied by the Trustee toward the payment of the principal of or premium, if any, or interest on the Bonds. The principal and premium, if any, and interest (except interest, if any, paid from the proceeds from the sale of the Bonds) are payable solely from the Revenues, which Revenues are hereby specifically pledged and assigned for the payment thereof in the manner and to the extent herein specified, and nothing in the Bonds or this Indenture should be considered as assigning or pledging any funds or assets of the Issuer other than the Revenues and the right, title and interest of the Issuer in the Loan Agreement (except for the rights of the Issuer under Sections 5.4, 5.6, 5.7, 5.8 and 8.5 of the Loan Agreement and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Loan Agreement), including in respect of the First Mortgage Bonds and the Thirty-ninth Assignment, in the manner and to the extent herein specified. Anything in this Indenture to the contrary notwithstanding, it is understood that whenever the Issuer makes any covenant involving financial commitments, including, without limitation, those in the various sections of this Article IV, it pledges no funds or assets other than the Revenues and the right, title and interest of the Issuer in the Loan Agreement (except for the rights of the Issuer under Sections 5.4, 5.6, 5.7, 5.8 and 8.5 of the Loan Agreement and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Loan Agreement), including in respect of the First Mortgage Bonds, the Thirty-ninth Assignment and the Bond Fund in the manner and to the extent herein specified, but nothing herein shall be construed as prohibiting the Issuer from using any other funds or assets.
Section 4.2.    Performance of Covenants. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all resolutions pertaining thereto. The Issuer covenants that it is duly authorized under the constitution and laws of the State, including particularly and without limitation the Act, to issue Bonds authorized hereby and to execute this Indenture and to make the pledge and covenants in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the holders and owners thereof are and will be valid and enforceable obligations of the Issuer according to the import thereof.

Section 4.3.    Instruments of Further Assurance. The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indenture or indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging, assigning and confirming unto the Trustee the Trust Estate.
Section 4.4    Inspection of Books. The Issuer and the Trustee covenant and agree that all books and documents in their possession relating to the Facilities and the revenues derived from the Facilities shall at all reasonable times be open to inspection by such accountants or other agencies as the other party may from time to time designate and by the Company.
Section 4.5.    Rights Under Loan Agreement. The Loan Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth covenants and obligations of the Issuer and the Company, including provisions that subsequent to the issuance of Bonds and prior to their payment in full or provision for payment thereof in accordance with the provisions hereof, the Loan Agreement may not be effectively amended, changed, modified, altered or terminated, or any provision waived without the written consent of the Trustee, and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Company thereunder, and the Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Loan Agreement or the First Mortgage Bonds, for and on behalf of the bondholders, whether or not the Issuer is in default hereunder.
Section 4.6.    Prohibited Activities. The Issuer covenants that it shall not take any action or suffer or permit any action to be taken or condition to exist which causes or may cause the interest payable on the Bonds to be includable in gross income for purposes of federal income taxation. Without limiting the generality of the foregoing, the Issuer covenants that (a) the proceeds of the sale of the Bonds, the earnings thereon, and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) will not be used in a manner that would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code, and (b) all action with respect to the Bonds required by Section 148(f) of the Code shall be taken in a timely manner.
Section 4.7.    No Transfer of First Mortgage Bonds. The Trustee shall not sell, assign or transfer the First Mortgage Bonds except to a successor trustee under this Indenture.
Section 4.8.    Voting of First Mortgage Bonds. The Trustee shall, as the holder of the First Mortgage Bonds, attend such meeting or meetings of holders of first mortgage bonds issued under the Company Mortgage or, at its option, deliver its proxy in connection therewith, as it relates to matters with respect to which it is entitled to vote or consent. So long as no Event of Default hereunder shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the Company's first mortgage bonds issued under the Company Mortgage is sought without a meeting, the Trustee shall vote as the holder of the First Mortgage Bonds, or shall consent with respect thereto, proportionately with what the Trustee reasonably believes will be the vote or consent of the holders of all other first mortgage bonds of the Company then outstanding under the Company Mortgage the holders of which are eligible to vote or consent; provided, however, that the Trustee shall not vote as such holder in favor of, or give its consent to, any amendment or modification of the Company Mortgage that is correlative to any amendment or modification of this Indenture referred to in any of the clauses (a) through (f) of Section 12.2 hereof without the prior consent and approval, obtained in the manner prescribed in said Section 12.2, of Bondholders, which would be required under said Section 12.2 for such correlative amendment or modification of this Indenture.
For purposes of this Section, the Trustee may conclusively rely on a bondholder's certificate delivered to the Trustee, signed by the temporary chairman, the temporary secretary, the permanent chairman, the permanent secretary, or an inspector of votes at any meeting or meetings of bondholders under the Company Mortgage, or by the Company Mortgage Trustee in the case of consents of such bondholders that are sought without a meeting, which certificate states what the signer thereof reasonably believes will be the proportionate votes or consents of the holders of all first mortgage bonds (other than the First Mortgage Bonds delivered to and held by the Trustee pursuant to this Indenture) outstanding under the Company Mortgage and counted for the purposes of determining whether such bondholders have approved or consented to the matter put before them.
Any action taken by the Trustee in accordance with the provisions of this Section shall be binding upon the Issuer and the Bondholders.
Section 4.9.    Surrender of First Mortgage Bonds. The Trustee shall surrender First Mortgage Bonds to the Company Mortgage Trustee in accordance with the provisions of Section 5.9(d) and (e) of the Loan Agreement.
Section 4.10    Notice to Company Mortgage Trustee. In the event that a payment on the First Mortgage Bonds shall have become due and payable and shall not have been fully paid after the expiration of the applicable grace period, the Trustee shall immediately give notice thereof to the Company Mortgage Trustee specifying the amount of funds required to make such payment. In the event that the Bonds (or any portion thereof) are to be redeemed pursuant to any provisions of this Indenture requiring mandatory redemption of such Bonds (other than at the direction of the Company), the Trustee shall forthwith give notice thereof to the Company Mortgage Trustee specifying the principal amount of Bonds so to be redeemed and the redemption date therefor. Any such notice given by the Trustee shall be signed by its Vice President or a Trust Officer thereof. The Trustee shall incur no liability for failure to give any such notice and such failure shall have no effect on the obligations of the Company on the First Mortgage Bonds or on the rights of the Trustee or of the bondholders.
Section 4.11        Satisfaction and Surrender of Thirty-ninth Assignment. The Issuer and the Trustee agree that the right of the Trustee to receive any payments under the Thirty-ninth Assignment shall be reduced by the amount of any reduction under this Indenture of the amount of the corresponding payment required to be made by the Issuer hereunder. Promptly after the date on which there cease to be any Series 2021 Bonds outstanding, the Trustee shall surrender the Thirty-ninth Assignment to the Company, along with such other appropriate instruments evidencing transfer and release as the Company may reasonably request.

Section 4.12.    No Transfer of Thirty-ninth Assignment or Trustee’s Interest in Underlying Agreement.
The Trustee shall not sell, assign or transfer the Thirty-ninth Assignment or any interest in the Availability Agreement, except to a successor trustee under this Indenture, and the Trustee is authorized to enter into an agreement with the Company to such effect.
Section 4.13.    Preconsent to Termination of Availability Agreement and Thirty-ninth Assignment.
The Company reserves the right to terminate the Availability Agreement and the Thirty-ninth Assignment, and each holder of Series 2021 Bonds, by its acquisition of an interest in such Series 2021 Bonds, irrevocably consents to such termination without any other further action by any holder of such Series 2021 Bonds, upon delivery to the Trustee and the Company Mortgage Trustee of an Officer's Certificate (as such term is defined in the Company Mortgage) stating the following: The Availability Agreement and any other outstanding assignments thereof are similarly terminated as they relate to all other series of first mortgage bonds issued under the Company Mortgage and all other indebtedness of the Company or no longer apply or do not apply to any other such series of first mortgage bonds issued under the Company Mortgage or indebtedness. The Trustee, as holder of the First Mortgage Bonds, shall also be deemed to have given the appropriate consent to such termination as is required under the terms of the Thirty-ninth Assignment.
Section 4.14    Amendments to Thirty-ninth Assignment.
The Trustee, as assignee of the Company under the Thirty-ninth Assignment, shall, at the request of the Company, take such other actions and execute such instruments as may be permitted by Article V of the Thirty-ninth Assignment; provided, however, that if the Company seeks to amend or modify the Thirty-ninth Assignment in a manner other than (i) that which does not materially adversely affect the rights of the Trustee, the Mortgage Trustee or the holders of the Series 2021 Bonds or (ii) that which is necessary in order to qualify the Company Mortgage under the Trust Indenture Act of 1939, as contemplated by Sections 1301 and 1302 of the Company Mortgage, the Trustee shall affirmatively seek the approval of the holders of a majority in aggregate principal amount of the Series 2021 Bonds then outstanding and the Trustee shall act in accordance with the instructions of the holders of a majority in aggregate principal amount of the Series 2021 Bonds outstanding and voting; provided, further, however, that if the holders of a majority in aggregate principal amount of the Series 2021 Bonds then outstanding do not vote, then the Trustee shall act in accordance with what the Trustee reasonably believes will be the vote or consent of the holders of all other first mortgage bonds then outstanding under the Company Mortgage.
Notwithstanding the foregoing, the Trustee shall not vote in favor of, or give its consent to, any modification of the Thirty-ninth Assignment which is correlative to a modification of this Indenture which would require the approval of the holders of the Series 2021 Bonds, except upon notification by the Trustee to the holders of the Series 2021 Bonds of such proposal and consent thereto by the holders of the aggregate principal amount of the Series 2021 Bonds then outstanding which would be required for such correlative modification of this Indenture.

ARTICLE V

REVENUES AND FUNDS

Section 5.1    Creation of Bond Fund. There is hereby created and ordered to be established with the Trustee a special account of the Issuer to be designated "Mississippi Business Finance Corporation Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 2021 Bond Fund" (the "Bond Fund").
Section 5.2    Payments into Bond Fund. There shall be deposited into the Bond Fund as and when received:
(a)Any accrued interest received at the time of the issuance and delivery of the Bonds;
(b)All Revenues; and
(c)All moneys received by the Trustee under and pursuant to any of the provisions of the Loan Agreement, the First Mortgage Bonds, the Thirty-ninth Assignment or this Indenture that are not directed to be paid into a fund (or held) other than the Bond Fund.
Section 5.3    Use of Moneys in Bond Fund. Except as otherwise provided in Sections 5.8 and 11.2 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal of and premium, if any, and interest on the Bonds and for the redemption or purchase of Bonds.
Section 5.4    Withdrawals from Bond Fund. The Bond Fund shall be in the name of the Issuer, designated as set forth in Section 5.1, and the Issuer hereby irrevocably authorizes and directs the Trustee to withdraw from the Bond Fund sufficient funds to pay the principal of and premium, if any, and interest on the Bonds at maturity and redemption prior to maturity and to use such funds for the purpose of paying principal, premium, if any, and interest in accordance with the provisions hereof pertaining to payment, which authorization and direction the Trustee hereby accepts.
Section 5.5    Non-Presentment of Bonds. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for redemption thereof, if there shall have been deposited with the Trustee for that purpose, or left in trust if previously so deposited, funds sufficient to pay the principal thereof, and premium, if any, together with all interest unpaid and due thereon, to the due date thereof, for the benefit of the holder thereof, all liability of the Issuer to the holder thereof for the payment of the principal thereof, premium, if any, and interest thereon, shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such fund or funds, without liability for interest thereon, for the benefit of the holder of such Bond, who shall thereafter be restricted exclusively to such fund or funds for any claim of whatever nature on his part under this Indenture or on, or with respect to, the Bond.

Section 5.6    Administration Expenses. It is understood and agreed that pursuant to the provisions of Sections 5.4 and 5.6 of the Loan Agreement, the Company agrees to pay the Administration Expenses of the Issuer. All such payments under the Loan Agreement that are received by the Trustee shall not be paid into the Bond Fund, but shall be segregated by the Trustee and expended solely for the purpose for which such payments are received.
Section 5.7.    Moneys to be Held in Trust. All moneys required to be deposited with or paid to the Trustee for deposit into the Bond Fund under any provision of this Indenture and all moneys withdrawn from the Bond Fund and held by any Paying Agent, shall be held by the Trustee or such Paying Agent in trust, and except for moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of which redemption has been duly given, and for moneys deposited with or paid to the Trustee pursuant to Article IX hereof, shall, while held by the Trustee or any Paying Agent, constitute part of the Trust Estate and be subject to the lien hereof. Any moneys received by or paid to the Trustee pursuant to any provision of the Loan Agreement calling for the Trustee to hold, administer and disburse the same in accordance with the specific provisions of the Loan Agreement shall be held, administered and disbursed pursuant to such provisions, and where required by the provisions of the Loan Agreement the Trustee shall set the same aside in a separate account. The Issuer agrees that, if it shall receive any moneys pursuant to applicable provisions of the Loan Agreement, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with the provisions of the Loan Agreement pursuant to which the Issuer may have received the same.
Section 5.8.    Refund to Company of Excess Payments. Anything herein to the contrary notwithstanding, the Trustee is authorized and directed to refund to the Company, upon written request, all excess amounts as specified in the Loan Agreement, whether such excess amounts be in the Bond Fund or in special accounts.
Section 5.9    Additional Funds and Accounts. In addition to the funds and accounts specifically authorized under this Article, the Trustee shall have the Issuer create and maintain such other funds and accounts as the Trustee may deem necessary for proper administration hereunder.

ARTICLE VI

APPLICATION OF PROCEEDS OF BONDS

Section 6.1    Deposit of Proceeds of Bonds. The proceeds of the Series 2021 Bonds shall be deposited in the bond fund created under the indenture governing the Series 2019 Bonds, together with moneys of the Company deposited in such bond fund, in order to redeem $83,695,000 in aggregate principal amount of the Series 2019 Bonds on the Refunding Date. The proceeds of the sale of any Additional Bonds shall be applied pursuant to Section 2.11 of this Indenture.

ARTICLE VII

INVESTMENTS

Section 7.1    Investment of Moneys. (a) Moneys held for the credit of the Bond Fund shall, upon written direction by the Authorized Company Representative, be invested and reinvested by the Trustee in any one or more of the following obligations or securities (as so directed by the Authorized Company Representative, which directions shall be conclusively relied upon by the Trustee), to the extent permitted by State law, on which neither the Company nor any of its affiliates is the obligor: (i) Government Securities; (ii) time deposits, including overnight deposits, savings accounts and deposit accounts represented by certificates of deposit in national or state banks (which may include the Trustee or its affiliates, any Paying Agent, and the Bond Registrar) having a combined capital and surplus of not less than $10,000,000, or savings and loan associations having total assets of not less than $20,000,000; (iii) bankers' acceptances drawn on and accepted by commercial banks (which may include the Trustee, any Paying Agent, and the Bond Registrar or any of their affiliates) having a combined capital and surplus of not less than $10,000,000; (iv) direct obligations of, or obligations the principal of and interest on that are unconditionally guaranteed by any state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision of any of the foregoing, which are rated in any of the three highest rating categories by a nationally recognized rating agency; (v) obligations of any agency or instrumentality of the United States of America; (vi) commercial or finance company paper that is rated in any of the three highest rating categories by a nationally recognized rating agency; (vii) corporate debt securities rated in any of the three highest rating categories by a nationally recognized rating agency; (viii) no load, open end, diversified money market mutual funds registered under the Investment Company Act of 1940, as amended, that seek to maintain a stable net asset value equal to $1.00 per unit as an investment objective; (ix) money market mutual funds, including, without limitation, any fund for which the Trustee, or an affiliate of the Trustee serves as an investment advisor, administrator shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (A) the Trustee or an affiliate of the Trustee charges and collects fees and expenses from such funds for services rendered, (B) the Trustee charges and collects fees and expenses for services rendered pursuant to the Indenture, which fees are separate from the fees received from such funds, and (C) services performed for such funds and pursuant to the Indenture may converge at any time, and the Issuer and the Company specifically authorize the Trustee or an affiliate of the Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses the Trustee may charge and collect for services rendered pursuant to this Indenture; (x) guaranteed investment contracts entered into with any financial institution, including the Trustee and any of its affiliates, the long term debt securities of which are rated in any of the three highest rating categories by a nationally recognized rating agency or, with respect to guaranteed investment contracts having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which are rated in the highest short term rating category by a nationally recognized rating agency; and (xi) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than $10,000,000 (which may include the Trustee, any Paying Agent and the Bond Registrar or any of their affiliates) with respect to any of the foregoing obligations or securities. In the absence of written direction from the Authorized Company Representative naming the exact market fund to invest in, funds shall remain uninvested until such time as written directions are received. As used above, the reference to rating categories shall mean generic categories, which may include numerical or other qualifications of ratings within each such generic rating category such as "+" or "-." Such investments shall have maturity dates, or shall be subject to redemption by the holder at the option of the holder, on or prior to the dates the moneys invested therein will be needed as reflected by a statement of the Authorized Company Representative, which statement must be on file with the Trustee prior to any investment. Ratings of investments shall be determined at the time of purchase of such investments, and the Trustee shall have no responsibility to monitor the ratings of investments after the initial purchase of such investments. The Trustee shall have no responsibility for determining whether any of the foregoing investments is permitted by state law.
(b)    Obligations so purchased as an investment of moneys in any fund or account shall be deemed at all times a part of such fund or account. Subject to the provisions of Section 7.2 hereof, any profit and income realized from such investments shall be credited to such fund or account and any loss shall be charged to such fund or account. The Trustee shall not be liable or responsible for any loss resulting from any investment made in the manner provided in this Section 7.1. The Company acknowledges that to the extent that regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Company the right to receive brokerage confirmations of the security transactions as they occur, to the extent permitted by law, the Company specifically waives compliance with 12 C.F.R. 12 and hereby notifies the Trustee hereunder, that no brokerage confirmations need be sent relating to the security transactions as they occur.
Section 7.2    Arbitrage Law Requirements. In compliance with the provisions of Section 148 of the Code and regulations thereunder, all investments and reinvestments made under this Article VII shall be subject to the following:
(a)In the event that the Issuer or the Company is of the opinion that it is necessary or advisable to restrict or limit the yield on the investment of any moneys held in the Bond Fund or any other fund in order to avoid the Bonds being considered "arbitrage bonds" within the meaning of Section 148 of the Code, or any proposed, temporary or final regulations thereunder as such regulations may apply to obligations issued as of the date of original issuance and delivery of the Bonds, the Issuer or the Company may issue to the Trustee a written certificate to such effect together with appropriate written instructions so as to restrict or limit the yield on such investment in accordance with such certificate and instructions.
(b)The Trustee shall, at the written direction of the Company, establish and maintain within the Bond Fund or any other fund, in respect of each series of Bonds issued hereunder, a separate account into which shall be deposited, at the written direction of the Company, as and when received any amounts which are subject or could be subject to rebate to the United States of America under Section 148(f)(6) of the Code, which amounts shall be held in such separate accounts until paid to the United States of America pursuant to said Section or until the Trustee determines that no such payment is required.
(c)The Issuer and the Trustee shall not make or agree to make any payments or participate in any non-arms-length transaction which would have the effect of reducing the earnings on investments, thereby reducing the amount required to be rebated to the United States of America under Section 148(f) of the Code and regulations thereunder.
(d)The Company has undertaken in the Loan Agreement to make the determinations required by paragraph (b) of this Section 7.2 and to provide statements to the Trustee to the effect that all actions with respect to the Bonds required by Section 148(f) of the Code have been taken. The Trustee shall be entitled to rely upon such determinations and statements as sufficient evidence of the facts therein contained.

ARTICLE VIII

RIGHTS OF THE COMPANY

Section 8.1    Rights of Company Under Loan Agreement. Nothing herein contained shall be deemed to impair the rights and privileges of the Company set forth in the Loan Agreement and an Event of Default hereunder shall not constitute an "Event of Default" under the Loan Agreement unless by the terms of the Loan Agreement it constitutes an "Event of Default" thereunder.
Section 8.2    Enforcement of Rights and Obligations. The Issuer and the Trustee agree that the Company in its own name or in the name of the Issuer may enforce all of the rights of the Issuer, all obligations of the Trustee, and all of the Company's rights provided for in this Indenture.

ARTICLE IX

DISCHARGE OF LIEN

Section 9.1    Discharge of Lien. If the Issuer shall pay or cause to be paid to the holders and owners of the Bonds the principal of and premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it on its part and shall pay or cause to be paid all other sums payable hereunder by the Issuer, and all amounts due the Issuer under the Loan Agreement have been paid, then these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge the lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be requisite to satisfy the lien hereof, and reconvey to the Issuer the estate hereby conveyed, and assign and deliver to the Issuer any property at the time subject to the lien of this Indenture which may then be in its possession, except moneys or Government Securities held by it for the payment of the principal of and premium, if any, and interest on the Bonds.
Any Bond shall be deemed to be paid within the meaning of this Article when payment of the principal of and premium, if any, and interest on such Bond (whether at maturity or upon redemption as provided in this Indenture, or otherwise), either (a) shall have been made or caused to be made in accordance with the terms thereof, or (b) shall have been provided for by irrevocably depositing with the Trustee, in trust and irrevocably set aside exclusively for such payment, (i) moneys sufficient to make such payment or (ii) Government Securities (provided that in either case the Trustee shall have received an opinion of Bond Counsel to the effect that such deposit will not affect the exclusion of the interest on any of the Bonds from gross income for purposes of federal income taxation or cause any of the Bonds to be treated as arbitrage bonds within the meaning of Section 148(a) of the Code) maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys to make such payment when due, and all necessary and proper fees, compensation and expenses of the Trustee and any Paying Agent pertaining to the Bonds with respect to which such deposit is made and all other liabilities of the Company under the Loan Agreement, pertaining to the Bonds with respect to which such deposit is made, shall have been paid or the payment thereof provided for to the satisfaction of the Trustee. No deposit under (b) above shall constitute such discharge and satisfaction until the Company shall have irrevocably notified the Trustee of the date for payment of such Bond either at maturity or on a date on which such Bond may be redeemed in accordance with the provisions hereof and notice of such redemption shall have been given or irrevocable provisions shall have been made for the giving of such notice, and in the case of a deposit of Government Securities in accordance with (b)(ii) above more than 90 days prior to such date of payment, unless the Trustee shall have received either (i) a verification report of an independent certified public accountant, verification agent or similar expert to the effect that such Government Securities, together with cash, if any, so deposited, and the earnings thereon, will be sufficient to pay the principal or redemption price of and interest on the Bond so deemed paid to and including the date of such payment or (ii) an opinion of Bond Counsel to the effect that all conditions precedent in this Indenture for the release of this Indenture with respect to such Bond have been complied with and satisfied.
The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

ARTICLE X
DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND BONDHOLDERS
Section 10.1    Events of Default. Each of the following events shall constitute and is referred to in this Indenture as an "Event of Default":
(a)default in the due and punctual payment of any interest on any Bond hereby secured and outstanding and the continuance thereof for a period of sixty (60) days;
(b)default in the due and punctual payment of the principal of and premium, if any, on any Bond hereby secured and outstanding, whether at the stated maturity thereof, or upon unconditional proceedings for redemption thereof, or upon the maturity thereof by acceleration;
(c)an "Event of Default" as such term is defined in Section 8.1(a) of the Loan Agreement;
(d)default in the payment of any other amount required to be paid under this Indenture or in the performance or observance of any other of the covenants, agreements or conditions contained in this Indenture, or in the Bonds issued under this Indenture, and continuance thereof for a period of ninety (90) days after written notice specifying such failure and requesting that it be remedied, shall have been given to the Issuer and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of holders of a majority in aggregate principal amount of the Bonds then outstanding, unless the Trustee, or the Trustee and holders of an aggregate principal amount of Bonds not less than the aggregate principal amount of Bonds the holders of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is instituted by the Issuer, or the Company on behalf of the Issuer, within such period and is being diligently pursued. The term "default," as used in this clause (d), shall mean default by the Issuer in the performance or observance of any of the covenants, agreements or conditions on its part contained in this Indenture, or in the Bonds outstanding hereunder, exclusive of any period of grace required to constitute an "Event of Default" as hereinabove provided; or
(e)an "Event of Default" as such term is defined in Section 8.1(b) of the Loan Agreement.
Section 10.2    Acceleration. If any Event of Default described in clause (a), (b) or (e) of Section 10.1 hereof occurs and is continuing, the Trustee may, and upon the request of the owners of a majority in aggregate principal amount of all Bonds then outstanding shall, by notice in writing to the Issuer and the Company, declare the principal of all Bonds then outstanding to be immediately due and payable; and upon such declaration the principal of all of the Bonds, together with interest accrued thereon to the date of acceleration, shall become due and payable immediately at the place of payment provided therein, anything in the Indenture or in the Bonds to the contrary notwithstanding. Immediately after any acceleration hereunder, the Trustee, to the extent it has not already done so, shall notify in writing the Issuer and the Company of the occurrence of such acceleration. Upon the occurrence of any acceleration hereunder, the Trustee shall immediately declare all payments under the Loan Agreement pursuant to Section 5.2 thereof to be due and payable immediately.
Upon the occurrence and continuance of an Event of Default under Section 10.1(c) hereof, and further upon the condition that, in accordance with the terms of the Company Mortgage, the First Mortgage Bonds shall have become immediately due and payable pursuant to any provision of the Company Mortgage, the Bonds shall, without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof in writing to the Issuer and the Company, and notice to Bondholders in the same manner as a notice of redemption under Section 3.2 hereof.
Section 10.3    Other Remedies; Rights of Bondholders. Upon the occurrence and continuance of an Event of Default, the Trustee may, in addition or as an alternative, pursue any available remedy by suit at law or in equity (including as a holder of the First Mortgage Bonds) to enforce the payment of the principal of and premium, if any, and interest on the Bonds then outstanding hereunder, then due and payable.
If an Event of Default shall have occurred, and if it shall have been requested so to do by the holders of a majority in aggregate principal amount of Bonds outstanding hereunder and shall have been indemnified as provided in Section 11.1 hereof, the Trustee shall be obligated to exercise such one or more of the rights and powers conferred upon it by this Section as the Trustee, being advised by counsel, shall deem most expedient in the interests of the bondholders.
No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Bondholders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.
No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.
No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.
Section 10.4    Right of Bondholders to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, the holders of a majority in aggregate principal amount of Bonds outstanding hereunder shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceeding hereunder; provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.
Section 10.5    Appointment of Receiver. Upon the occurrence and continuance of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate and of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, pending such proceedings with such powers as the court making such appointment shall confer.
Secton 10.6    Waiver. In case of an Event of Default on the part of the Issuer, as aforesaid, to the extent that such rights may then lawfully be waived, neither the Issuer nor anyone claiming through it or under it shall or will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture, but the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws and all right of appraisement and redemption to which it may be entitled under the laws of the State.
Section 10.7.    Application of Moneys. Available moneys remaining after discharge of costs, charges and liens (including the reasonable fees, charges and expenses of the Trustee) prior to this Indenture shall be applied by the Trustee as follows:
(a)Unless the principal of all the Bonds shall have become due and payable, all such moneys shall be applied:
First: To the payment of all rebate payments owed to the United States of America under the Code;
Second: To the payment to the persons entitled thereto of all installments of interest then due, in the order of the maturity of the installments of such interest, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege;
Third: To the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds from the respective dates upon which they become due, and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege of any Bond over any other Bond and without preference or priority of principal over interest or of interest over principal; and
Fourth: To the payment of the interest on and the principal of the Bonds, and to the redemption of Bonds, all in accordance with the provisions of Article V of this Indenture.
(a)If the principal of all the Bonds shall have become due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without discrimination or privilege.
(b)If the principal of all the Bonds shall have become due and payable, and if acceleration of the maturity of the Bonds by reason of an Event of Default shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.
Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section, such moneys shall be applied by it at such times, and from time to time, as it shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an interest payment date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.
Section 10.8.    Remedies Vested in Trustee. All rights of action (including the right to file proof of claim) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee, without the necessity of joining as plaintiffs or defendants any holders of the Bonds hereby secured, and any recovery of judgment shall be for the ratable benefit of the holders of the outstanding Bonds.
Section 10.9    Rights and Remedies of Bondholders. No holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless a default has occurred of which the Trustee has been notified as provided in subsection (g) of Section 11.1, or of which by said subsection it is deemed to have notice, nor unless such default shall have become an Event of Default and the holders of a majority in aggregate principal amount of Bonds outstanding hereunder shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless also they have offered to the Trustee satisfactory indemnity as provided in Section 11.1, nor unless also the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every such case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, held and maintained in the manner herein provided for the equal benefit of the holders of all Bonds outstanding hereunder. Nothing in this Indenture contained shall, however, affect or impair the right of any Bondholders to enforce the payment of the principal of and interest on any Bonds at and after the maturity thereof, or the obligation of the Issuer to pay the principal of and interest on each of the Bonds issued hereunder to the respective holders thereof at the time and place in said Bonds expressed.
Section 10.10    Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored to their former positions and rights hereunder with respect to the property herein conveyed, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken, except to the extent the Trustee is legally bound by such adverse determination.
Section 10.11.    Waivers of Events of Default. To the extent not precluded by law, the Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal, and shall do so upon the written request of the holders of not less than a majority in aggregate principal amount of all the Bonds then outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal or premium, if any, of any outstanding Bonds at the date of maturity specified therein or the date fixed for redemption thereof or (b) any Event of Default in the payment when due of interest on any such Bonds, unless prior to such waiver or rescission, all arrears of interest, or all arrears of payment of principal then due, as the case may be, together with interest on overdue principal (to the extent permitted by law) at the rate of interest borne by the respective Bonds, and all Administration Expenses of the Trustee in connection with such Event of Default shall have been paid or provided for, and in case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such Event of Default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.
Section 10.12    Waiver Under the Company Mortgage. The provisions of this Article X are subject to the condition that any waiver of any "Event of Default" under the Company Mortgage and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under clause (c) of Section 10.1 hereof and a rescission and annulment of the consequences thereof, but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

ARTICLE XI
THE TRUSTEE AND PAYING AGENTS
Section 11.1    Acceptance of Trusts. The Trustee hereby accepts the trust imposed upon it by this Indenture, and agrees to perform said trust (i) except during the continuance of an Event of Default as an ordinarily prudent trustee under a corporate mortgage, and (ii) during the continuance of an Event of Default, with the same degree of care and skill in the exercise of its rights hereunder as a prudent corporate trustee would exercise or use under the circumstances in the conduct of its affairs, but only upon and subject to the following expressed terms and conditions:
(a)The Trustee may execute any of the trusts or powers hereof and perform any duties required of it by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trusts hereof and its duties hereunder, and may in all cases pay reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney, surveyor, engineer or accountant selected by it in the exercise of reasonable care, or, if selected or retained by the Issuer prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (g) of this Section 11.1, or of which by said subsection the Trustee is deemed to have notice, approved by the Trustee in the exercise of such care. The Trustee shall not be responsible for any loss or damage resulting from an action or non-action in accordance with any such opinion or advice.
(b)The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the certificate of the Trustee endorsed on such Bonds), or for insuring the Facilities or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplemental indentures or instrument of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the use of the proceeds of the Bonds paid out in accordance with the provisions of this Indenture, or for any offering materials used in connection with the sale of the Bonds, or for the recording or filing of any financing statements or continuation statements in connection with the Bonds, this Indenture or the Loan Agreement, or for the value of the title of the property herein conveyed or otherwise as to the maintenance of the security hereof; except that in the event the Trustee enters into possession of a part or all of the property herein conveyed pursuant to any provision of this Indenture, it shall use due diligence in preserving such property; and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions and agreements aforesaid as to the condition of the Facilities. The Trustee shall have no obligation to risk or expend its own funds in connection with the administration of the trusts or the performance of its duties hereunder.
(c)The Trustee (not in its capacity as trustee) may become the owner of Bonds secured hereby with the same rights which it would have if not Trustee.
(d)The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it, in the exercise of reasonable care, to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of the owner of any Bond secured hereby, shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.
(e)As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate of the Issuer signed by the Chairman, the Vice Chairman, Executive Director, the Secretary or an Assistant Secretary of the Issuer, as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which it has been notified as provided in subsection (g) of this Section 11.1, or of which by that subsection it is deemed to have notice, and shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion, at the reasonable expense of the Issuer, in every case secure such further evidence as it may think necessary or advisable but shall in no case be bound to secure the same. The Trustee may accept a certificate of an Assistant Secretary of the Issuer to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted, and is in full force and effect.
(f)The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.
(g)The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder (except a default under Section 10.1(a) or (b) hereof concerning which the Trustee shall be deemed to have notice) unless the Trustee shall be specifically notified in writing of such default by the Issuer or by the holders of a majority in aggregate principal amount of Bonds outstanding hereunder and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered to the office of the Trustee, and in the absence of such notice so delivered, the Trustee may conclusively assume there is no such default except as aforesaid.
(h)The Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged, or for salaries or non-fulfillment of contracts during any period in which it may be in the possession of or managing the real and tangible personal property as in this Indenture provided.
(i)At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the property herein conveyed, including all books, papers and records of the Issuer pertaining to the Facilities and the Bonds, and to take such memoranda from and in regard thereto as may be desired, provided, however, that nothing contained in this subsection or in any other provision of this Indenture shall be construed to entitle the above named persons to any information or inspection involving the confidential know-how or expertise or proprietary secrets of the Company.

(j)The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.
(k)Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals, or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee, deemed desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, the release of any property, or the taking of any other action by the Trustee. Before taking such action hereunder, the Trustee may require that it be furnished an indemnity bond satisfactory to it for the reimbursement to it of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from the negligence or willful misconduct of the Trustee, by reason of any action so taken by the Trustee.
Section 11.2    Fees, Charges and Expenses of Trustee and Paying Agents. The Trustee and any Paying Agent shall be entitled to payment and/or reimbursement for reasonable fees, costs and expenses for services rendered hereunder and all advances, counsel fees and other fees, costs and expenses reasonably and necessarily made or incurred in and about the execution of the trusts created by this Indenture. The Issuer has made provisions in the Loan Agreement for the payment of such Administration Expenses and reference is hereby made to the Loan Agreement for the provisions so made. In this regard, it is understood that the Issuer pledges no funds or revenues other than those derived from and the avails of the Trust Estate to the payment of any obligation of the Issuer set forth in this Indenture, including the obligations set forth in this Section 11.2, but nothing herein shall be construed as prohibiting the Issuer from using any other funds and revenues for the payment of any of its obligations under this Indenture. Upon an Event of Default, but only upon an Event of Default, the Trustee and the Paying Agent shall have a first lien with right of payment prior to payment on account of principal or interest of any Bond issued hereunder upon the Trust Estate for such reasonable and necessary advances, fees, costs and expenses incurred by them respectively.
Section 11.3    Notice to Bondholders of Default. The Trustee shall be required to make demand upon and give notice to the Company and each registered owner of Bonds then outstanding as follows:
(a)If the Company shall fail to make any payment under the Loan Agreement on the day such payment is due and payable, the Trustee shall give notice to and make demand upon the Company on the next succeeding business day.
(b)If a default occurs of which the Trustee is pursuant to the provisions of Section 11.1(g) deemed to have or is given notice, the Trustee shall promptly give notice to the Company and to the Bondholders.
Section 11.4    Intervention by Trustee. In any judicial proceeding that names the Issuer as a party and that in the opinion of the Trustee and its counsel has a substantial bearing on the interests of holders of Bonds issued hereunder, the Trustee may intervene on behalf of Bondholders and shall do so if requested in writing by the holders of a majority of the aggregate principal amount of Bonds outstanding hereunder. The rights and obligations of the Trustee under this Section 11.4 are subject to the approval of the court having jurisdiction in the premises.
Section 11.5    Merger or Consolidation of Trustee. Any bank or trust company with which the Trustee may be merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any bank or trust company resulting from any such sale, merger, consolidation or transfer to which the Trustee is a party, ipso facto, shall be and become successor trustee hereunder and vested with all of the title to the whole property or Trust Estate and all the trusts, powers, discretions, immunities, privileges, and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such successor trustee shall have capital and surplus of at least $50,000,000.
Section 11.6    Resignation by Trustee. The Trustee and any successor trustee may at any time resign from the trusts hereby created by giving thirty (30) days' written notice to the Issuer and to the Company, and such resignation shall take effect at the end of such thirty (30) days, or upon the earlier appointment of a successor trustee by the Bondholders or by the Issuer. Such notice may be served personally or sent by registered mail.
Section 11.7    Removal of Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer, and signed by the holders of a majority in aggregate principal amount of Bonds outstanding hereunder. The transfer of accounts and funds to a successor trustee shall not be required to take place sooner than 31 days from notice to Trustee.
Section 11.8    Appointment of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by the court, a successor may be appointed by the holders of a majority in aggregate principal amount of Bonds outstanding hereunder, by an instrument or concurrent instruments in writing signed by such holders, or by their attorneys in fact, duly authorized; provided, nevertheless, that in case of such vacancy the Issuer, subject to the approval of the Company, by an instrument executed and signed by the Executive Director, the Secretary or an Assistant Secretary of the Issuer, shall appoint a temporary trustee to fill such vacancy until a successor trustee shall be appointed by the Bondholders in the manner above provided; and any such temporary trustee so appointed by the Issuer shall immediately and without further act be superseded by the trustee so appointed by such Bondholders. Every such temporary trustee and every such successor trustee shall be a trust company or bank in good standing, having capital and surplus of not less than $50,000,000.
If no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Section within 60 days after the Trustee shall have given the Issuer written notice as provided in Section 11.6 or after a vacancy in the office of Trustee shall have occurred by removal or otherwise, the Trustee or a Bondholder may apply to any court of competent jurisdiction to appoint a successor trustee. Said Court may thereupon, after such notice, if any, as such court may deem proper, appoint a successor trustee.
Section 11.9    Concerning Any Successor Trustee. Every successor or temporary trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor or temporary trustee, without any further act or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer or of its successor trustee, execute and deliver an instrument transferring to such successor all the estate, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor trustee shall deliver all securities, moneys and any other property held by it as trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor trustee for more fully and certainly vesting in such successor the estates, rights, powers and duties hereby vested or intended to be vested in the predecessor trustee, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any trustee and the instrument or instruments removing any trustee and appointing a successor hereunder, together with all other instruments provided for in this Article shall, at the expense of the Issuer, be forthwith filed and/or recorded by the successor trustee in each recording office where the Indenture shall have been filed and/or recorded.
Section 11.10    Reliance Upon Instruments. The resolutions, opinions, certificates and other instruments provided for in this Indenture may be accepted and relied upon by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for its actions taken hereunder.
Section 11.11    Appointment of Co-Trustee. The Issuer and the Trustee shall have power to appoint and upon the request of the Trustee the Issuer shall for such purpose join with the Trustee in the execution of all instruments necessary or proper to appoint another corporation or one or more persons approved by the Trustee, and satisfactory to the Company so long as there is no termination of the interest of the Company by virtue of an Event of Default or otherwise, either to act as co-trustee or co-trustees jointly with the Trustee of all or any of the property subject to the lien hereof, or to act as separate trustee or co-trustee of all or any such property, with such powers as may be provided in the instrument of appointment and to vest in such corporation or person or persons as such separate trustee or co-trustee any property, title, right or power deemed necessary or desirable. In the event that the Issuer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. Should any deed, conveyance or instrument in writing from the Issuer be required by any separate trustee or co-trustee so appointed for more fully and certainly vesting in and confirming to him or to it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer.

Every such co-trustee and separate trustee shall, to the extent permitted by law, be appointed subject to the following provisions and conditions, namely:
(1)    The Bonds shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all money and securities pledged or deposited hereunder shall be exercised, solely by the Trustee; and
(2)    The Trustee, at any time by an instrument in writing, may remove any such separate trustee or co-trustee.
Every instrument, other than this Indenture, appointing any such co-trustee or separate trustee, shall refer to this Indenture and the conditions of this Article expressed, and upon the acceptance in writing by such separate trustee or co-trustee, he, they or it shall be vested with the estate or property specified in such instrument, jointly with the Trustee (except insofar as local law makes it necessary for any separate trustee to act alone), subject to all the trusts, conditions and provisions of this Indenture. Any such separate trustee or co-trustee may at any time, by an instrument in writing, constitute the Trustee as his, their or its agent or attorney-in-fact with full power and authority, to the extent authorized by law, to do all acts and things and exercise all discretion authorized or permitted by him, them or it, for and on behalf of him, them or it and in his, their or its name. In case any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all the estate, properties, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee shall vest in and be exercised by the Trustee until the appointment of a new trustee or a successor to such separate trustee or co-trustee.
Section 11.12    Designation and Succession of Paying Agents. The Trustee and any other banks or trust companies, if any, designated as Paying Agent or Paying Agents in any supplemental indenture providing for the issuance of Additional Bonds as provided in Section 2.11 hereof or in an instrument appointing a successor Trustee, shall be the Paying Agent or Paying Agents for the applicable series of Bonds.
Any bank or trust company with which or into which any Paying Agent may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Indenture. If the position of Paying Agent shall become vacant for any reason, the Issuer shall, within thirty (30) days thereafter, appoint such bank or trust company as shall be specified by the Company as such Paying Agent to fill such vacancy; provided, however, that, if the Issuer shall fail to appoint such Paying Agent within said period, the Trustee shall make such appointment.
The Paying Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are specified in Section 11.1 hereof with respect to the Trustee insofar as such provisions may be applicable.
Section 11.13    Several Capacities. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent, and the Bond Registrar and in any other combination of such capacities, to the extent permitted by law.

ARTICLE XII
SUPPLEMENTAL INDENTURES
Section 12.1    Supplemental Indentures Without Bondholder Consent. The Issuer and the Trustee may, from time to time and at any time, without the consent of or notice to the Bondholders, enter into supplemental indentures as follows:
(a)to cure any formal defect, omission, inconsistency or ambiguity in this Indenture;
(b)to grant to or confer or impose upon the Trustee for the benefit of the bondholders any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed and which are not contrary to or inconsistent with this Indenture as theretofore in effect, provided that no such additional liabilities or duties shall be imposed upon the Trustee without its consent;
(c)to add to the covenants and agreements of, and limitations and restrictions upon, the Issuer in this Indenture other covenants, agreements, limitations and restrictions to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect;
(d)to confirm, as further assurance, any pledge under, and the subjection to any claim, lien or pledge created or to be created by, this Indenture, of the Revenues of the Issuer from the Loan Agreement or of any other moneys, securities or funds;
(e)to authorize the issuance and sale of one or more series of Additional Bonds;
(f)to comply with the requirements of the Trust Indenture Act of 1939, as from time to time amended;
(g)to provide for the registration and registration of transfer of the Bonds through a book-entry or similar method, whether or not the Bonds are evidenced by certificates;
(h)to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Bondholders and that does not involve a change described in clause (a), (b), (c), (d), (e) or (f) of Section 12.2 hereof and that, in the judgment of the Trustee, is not to the prejudice of the Trustee; or
(i)to make changes as may be necessary to comply with the provisions of the 1954 Code and the Code relating to the excludability of interest on the Bonds from gross income thereon that are not materially adverse to the Bondholders.
Section 12.2    Supplemental Indentures Requiring Bondholder Consent.
Subject to the terms and provisions contained in this Section, and not otherwise, the holders of a majority in aggregate principal amount of the Bonds then outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; provided, however, that nothing herein contained shall permit, or be construed as permitting, unless approved by the holders of all Bonds then outstanding (a) an extension of the maturity (or mandatory sinking fund or other mandatory redemption date) of the principal of or the interest on any Bond issued hereunder, or (b) a reduction in the principal amount of or redemption premium or rate of interest on any Bond issued hereunder, or (c) the creation of any lien ranking prior to or on a parity with the lien of this Indenture on the Trust Estate or any part thereof, except as hereinbefore expressly permitted, or (d) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (e) a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental indenture, or (f) depriving the holder of any Bond then outstanding of the lien hereby created on the Trust Estate. Nothing herein contained, however, shall be construed as making necessary the approval of Bondholders of the execution of any supplemental indenture as provided in Section 12.1 of this Article.
If at any time the Issuer shall request the Trustee to enter into any supplemental indenture for any of the purposes of this Section, the Trustee shall, at the expense of the Issuer, cause notice of the proposed execution of such supplemental indenture to be mailed by first class mail to each registered owner of the Bonds. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by Bondholders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail such notice, and any such failure shall not affect the validity of such supplemental indenture when consented to and approved as provided in this Section. If the holders of a majority in aggregate principal amount of the Bonds outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture, this Indenture shall be deemed to be modified and amended in accordance therewith.
Section 12.3    Consent of Company. Anything herein to the contrary notwithstanding, a supplemental indenture under this Article shall not become effective unless and until the Company shall have consented to the execution and delivery of such supplemental indenture.
Section 12.4    Opinion of Bond Counsel. Anything herein to the contrary notwithstanding, a supplemental indenture under this Article shall not become effective unless and until the Trustee shall have received an opinion of Bond Counsel to the effect that such supplemental indenture will not affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation and is authorized or permitted under the terms of this Indenture.

ARTICLE XIII
AMENDMENT OF LOAN AGREEMENT
Section 13.1    Amendments with and Without the Consent of Bondholders. The Trustee may from time to time, and at any time, consent to any amendment, change or modification of the Loan Agreement for the purpose of curing any ambiguity or formal defect or omission or making any other change therein which, in the reasonable judgment of the Trustee, is not to the prejudice of the Trustee or the holders of the Bonds. The Trustee shall not consent to any other amendment, change or modification of the Loan Agreement without the approval or consent of the holders of a majority in aggregate principal amount of the Bonds at the time outstanding, evidenced in the manner provided in Section 14.1 hereof; provided the Trustee shall not, without the unanimous consent of the holders of all Bonds then outstanding, evidenced in the manner provided in Section 14.1 hereof, consent to any amendment which would change the obligations of the Company under Section 5.2 of the Loan Agreement or the nature of the obligations of the Company in respect of the First Mortgage Bonds as provided in Section 5.9 of the Loan Agreement.
Section 13.2    Notice to Bondholders. If at any time the Issuer or the Company shall request the Trustee's consent to a proposed amendment, change or modification of the Loan Agreement requiring Bondholder approval under Section 13.1 hereof, the Trustee, shall, at the expense of the requesting party, cause notice of such proposed amendment, change or modification to the Loan Agreement to be mailed in the same manner as provided by Section 12.2 hereof with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file in the principal office of the Trustee for inspection by any interested bondholder. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to publish or mail such notice, and any such failure shall not affect the validity of such amendment, change or modification when consented to by the Trustee in the manner herein provided.
Section 13.3    Opinion of Bond Counsel. Anything herein to the contrary notwithstanding, any amendment to the Loan Agreement shall not become effective unless and until the Trustee shall have received an opinion of Bond Counsel to the effect that such amendment will not affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation.

ARTICLE XIV
MISCELLANEOUS
Section 14.1    Consents, etc. of Bondholders. Any request, direction, objection or other instrument required by this Indenture to be signed and executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed in writing. Proof of the execution of any such request, direction, objection or other instrument or of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument, namely:
(a)The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution.
(b)The fact of ownership of Bonds and the amount or amounts, numbers and other identification of such Bonds, and the date of holding the same shall be proved by the registration books of the Issuer maintained by the Trustee as Bond Registrar.
Section 14.2    Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture, or the Bonds issued hereunder, is intended or shall be construed to give to any person or company other than the parties hereto, the Company, and the holders of the Bonds secured by this Indenture any legal or equitable rights, remedy or claim under or in respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, the Company, and the holders of the Bonds hereby secured as herein provided.
Section 14.3    Severability. If any provisions of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.
The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Indenture contained shall not affect the remaining portions of this Indenture or any part thereof.
Section 14.4    Notices. Except as otherwise provided in this Indenture, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, to the Issuer, the Company, the Trustee and any Paying Agent. Notices, certificates or other communications shall be sent to the following addresses:

Company:    System Energy Resources, Inc.
639 Loyola Avenue
New Orleans, LA 70113
ATTN: Steven C. McNeal, Vice President and Treasurer
Phone: 504-576-4363
Email: smcneal@entergy.com
Issuer:    Mississippi Business Finance Corporation
735 Riverside Drive, Ste. 300
Jackson, MS 39202
ATTN:  E. F. "Buddy" Mitcham, Executive Director
Phone:  601-355-6232
Email:  bmitcham@mbfc.cc
Trustee and
Bond Registrar:    The Bank of New York Mellon
Corporate Trust Division
4655 Salisbury Road, Suite 300
Jacksonville, FL 32256
ATTN: Cindy Moore, Vice President
Phone: 904-645-1943
Email: cindy.moore@bnymellon.com
Any Paying
Agent other
than the
Trustee:    At the address designated to the Issuer and the Trustee
Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.
Section 14.5    Applicable Provisions of Law. This Indenture shall be considered to have been executed in the State, and it is the intention of the parties that the substantive law of the State govern as to all questions of interpretation, validity and effect.
Section 14.6    Counterparts: Electronic Signatures. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The words "execution," "signed" and "signature" and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture (to the extent permissible under governing documents) shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, "pdf," "tif" or "jpg") and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 14.7    Successors and Assigns. All the covenants, stipulations, provisions, agreements, rights, remedies and claims of the parties hereto in this Indenture contained shall bind and inure to the benefit of their successors and assigns.
Section 14.8    Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

    Section 14.9    Bonds Owned by the Issuer or the Company. In determining whether Bondholders of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds that a responsible officer of the Trustee knows are so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer or the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.
Section 14.10    Holidays. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall be a legal holiday or a day on which banking institutions in the city in which is located the designated corporate trust office of the Trustee are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Indenture, and no interest on the amount so payable shall accrue for the period after such nominal date.
Section 14.11    Trustee Reliance on Instructions Given by Electronic Means. "Electronic Means" shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions ("Instructions") given pursuant to this Indenture and related financing documents and delivered using Electronic Means; provided, however, that the Issuer and/or the Company, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the Issuer and/or the Company, as applicable, to provide such Instructions ("Authorized Officers") and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer and/or the Company, as applicable, whenever a person is to be added or deleted from the listing. If the Issuer and/or the Company, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer and the Company understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer and the Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer, the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer and/or the Company, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Each of the Issuer and the Company agrees: (i) to assume all risks arising out of the use of Electronic Means by the Issuer or the Company, as applicable, to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that each of them is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer and/or the Company, as applicable; (iii) that the security procedures (if any) to be followed in connection with each of their transmission of Instructions provide to each of them a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use by the Issuer or the Company, as applicable, of the security procedures.

[Signature Page to Trust Indenture]
IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed by its Executive Director and attested by the Secretary of the Issuer, and the Trustee has caused this Indenture to be executed on its behalf by a duly authorized officer, all as of the day and year above written.

ATTEST: By: /s/ Larry W. Mobley Larry W. Mobley Secretary	MISSISSIPPI BUSINESS FINANCE CORPORATION By: /s/ E.F. Buddy Mitcham, Jr. E. F. Buddy Mitcham, Jr. Executive Director

THE BANK OF NEW YORK MELLON, as TRUSTEE
By:         /s/ Rick Fierro
    Name: Rick Fierro
    Title: Vice President

EXHIBIT A TO
TRUST INDENTURE
FORM OF THE BOND

No. R-1    $83,695,000

Unless this Bond is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee, for registration of transfer, exchange or payment, and any Bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

As provided in the Indenture referred to herein, until the termination of the system of book-entry-only transfers through DTC and notwithstanding any other provision of the Indenture to the contrary, this Bond may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC or a nominee of DTC, or by DTC or a nominee of DTC to any successor securities depository or any nominee thereof.

United States of America
State of Mississippi

Mississippi Business Finance Corporation
Revenue Refunding Bonds
(System Energy Resources, Inc. Project)
Series 2021

Date of Bond    June 15, 2021     CUSIP 605279MK1

Maturity Date:        June 1, 2044

Interest Rate:        2.375%

Registered Owner:    Cede & Co.

Principal Amount:    $83,695,000

    The Mississippi Business Finance Corporation (the "Issuer"), public corporation duly created and validly existing pursuant to the constitution and laws of the State of Mississippi, for value received, hereby promises to pay to the registered owner shown above, or registered assigns, but solely from the source and in the manner hereinafter set forth, on the maturity date shown above, upon surrender hereof, the principal amount shown above and in like manner to pay interest on said amount from the date hereof shown above until such principal amount becomes due and payable, at the interest rate per annum shown above, semiannually on June 1 and December 1 of each year, commencing December 1, 2021, and to pay interest on overdue principal at the interest rate set forth above until paid, except as the provisions hereinafter set forth with respect to redemption of this Bond prior to maturity may become applicable hereto. Interest is calculated on the basis of a 360-day year, consisting of twelve 30-day months. The principal of and premium, if any, on this Bond are payable in lawful money of the United States of America upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York Mellon, or its successor or successors, as trustee (the "Trustee") under the Trust Indenture dated as of June 1, 2021, by and between the Issuer and the Trustee (the "Indenture"), and interest on this Bond is payable in like money to the registered owner hereof by check drawn upon the Trustee and mailed to the person in whose name this Bond is registered at the close of business on the fifteenth day of the calendar month next preceding such interest payment date, at the address as it appears on the bond registration books of the Issuer kept by the Trustee.
This Bond is one of a duly authorized issue of revenue bonds of the Issuer issued in the aggregate principal amount of $83,695,000 designated "Mississippi Business Finance Corporation Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 2021" (the "Series 2021 Bonds") issued under the Indenture for the purpose of currently refunding $83,695,000 in aggregate principal amount of its Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 2019 issued in the original principal amount of $134,000,000 which refunded its Pollution Control Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 1998 issued in the original principal amount of $216,000,000, which Series 1998 Bonds were issued for the purpose of providing funds to refinance the Company’s obligations incurred to finance the cost of acquiring an undivided 90% interest in certain air and water pollution control facilities and sewage and solid waste disposal facilities at the Grand Gulf Nuclear Station located in Claiborne County, Mississippi.
Pursuant to the provisions of a Loan Agreement dated as of June 1, 2021, by and between the Issuer and the Company (the "Agreement"), the Issuer will loan to the Company the proceeds derived from the sale of the Series 2021 Bonds for the purpose described above.
The Bonds are payable solely from and secured by a pledge of the Trust Estate, which includes, among other things, (i) the First Mortgage Bonds delivered by the Company pursuant to Section 5.9 of the Loan Agreement, (ii) the Thirty-ninth Assignment, (iii) all of the right, title and interest of the Issuer in and to the Revenues, including, without limitation, "Loan Payments" required to be made by the Company pursuant to the Agreement, (iv) the Agreement and all right, title and interest of the Issuer under and pursuant to the Agreement, insofar as they relate to all the Bonds issued and outstanding under the Indenture (except for the indemnification and expense reimbursement rights and other rights contained in the Agreement), including, without limitation, all payments to be received under and pursuant to and subject to the provisions of the Agreement, and (v) all amounts on deposit in the funds created under the Indenture. The obligation of the Company to make Loan Payments is evidenced by the

Company's First Mortgage Bonds issued and delivered to the Trustee in one or more series under the Company's Mortgage and Deed of Trust, dated as of November 1, 2015, made to The Bank of New York Mellon, as trustee, as heretofore and hereafter amended and supplemented. All the rights and interests of the Issuer under, in and to the Agreement (except for certain rights specified in the Indenture) have been assigned under the Indenture to the Trustee to secure the payment of the principal of and premium, if any, and interest on the Bonds.
THE BONDS ARE NOT A GENERAL OBLIGATION OF THE ISSUER AND ARE NOT AN INDEBTEDNESS OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF.  NEITHER THE FAITH AND CREDIT OF THE ISSUER NOR THE FAITH AND CREDIT OR THE TAXING POWER OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF THE BONDS, OR PREMIUM, IF ANY, OR THE INTEREST THEREON OR OTHER COSTS INCIDENTAL THERETO.  THE ISSUER HAS NO TAXING POWER.
The Series 2021 Bonds are all issued under and are all equally and ratably secured and entitled to the protection given by the Indenture. The Indenture provides that the Issuer may hereafter issue Additional Bonds from time to time under certain terms and conditions contained in the Indenture and, if issued, such Additional Bonds will be equally and ratably secured by and entitled to the protection of the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee and the registered owners of the Bonds, and the terms upon which the Bonds are issued and secured. Capitalized terms used herein and not defined herein shall have the meaning assigned thereto in the Indenture or in the Agreement.
The Bonds are limited and special obligations of the Issuer and do not constitute or create an obligation, general or special, debt, liability or moral obligation of the State or any political subdivision thereof within the meaning of any constitutional or statutory provisions whatsoever and neither the faith or credit nor the taxing power of the State or of any political subdivision thereof is pledged to the payment of the principal of or premium, if any, or the interest on the Bonds. The Bonds are not a general obligation of the Issuer (which has no taxing power and receives no funds from any governmental body) but are a limited and special revenue obligation of the Issuer payable solely out of the Trust Estate, including the Revenues. No recourse under this Bond shall be had against any past, present or future officer or trustee of the Issuer.
FOR SO LONG AS THIS BOND IS HELD IN BOOK-ENTRY FORM REGISTERED IN THE NAME OF CEDE & CO. ON THE REGISTRATION BOOKS OF THE ISSUER KEPT BY THE TRUSTEE, AS BOND REGISTRAR, THIS BOND, IF CALLED FOR PARTIAL REDEMPTION IN ACCORDANCE WITH THE INDENTURE, SHALL BECOME DUE AND PAYABLE ON THE REDEMPTION DATE DESIGNATED IN THE NOTICE OF REDEMPTION GIVEN IN ACCORDANCE WITH THE INDENTURE AT, AND ONLY TO THE EXTENT OF, THE REDEMPTION PRICE, PLUS ACCRUED INTEREST TO THE SPECIFIED REDEMPTION DATE; AND THIS BOND SHALL BE PAID, TO THE EXTENT SO REDEEMED, (i) UPON PRESENTATION AND SURRENDER THEREOF AT THE

OFFICE SPECIFIED IN SUCH NOTICE OR (ii) AT THE WRITTEN REQUEST OF CEDE & CO., BY CHECK OR DRAFT MAILED TO CEDE & CO. BY THE TRUSTEE OR BY WIRE TRANSFER TO CEDE & CO. BY THE TRUSTEE IF CEDE & CO. AS BONDOWNER SO ELECTS. IF, ON THE REDEMPTION DATE, MONEYS FOR THE REDEMPTION OF BONDS TO BE REDEEMED, TOGETHER WITH INTEREST TO THE REDEMPTION DATE, SHALL BE HELD BY THE TRUSTEE SO AS TO BE AVAILABLE THEREFOR ON SUCH DATE, AND AFTER NOTICE OF REDEMPTION SHALL HAVE BEEN GIVEN IN ACCORDANCE WITH THE INDENTURE, THEN, FROM AND AFTER THE REDEMPTION DATE, THE AGGREGATE PRINCIPAL AMOUNT OF THIS BOND SHALL BE IMMEDIATELY REDUCED BY AN AMOUNT EQUAL TO THE AGGREGATE PRINCIPAL AMOUNT THEREOF SO REDEEMED, NOTWITHSTANDING WHETHER THIS BOND HAS BEEN SURRENDERED TO THE TRUSTEE FOR CANCELLATION.
The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, or to institute, appear in and defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may be declared and may become due and payable before the stated maturity thereof, together with accrued interest thereon.

Modifications or alterations of the Indenture, or of any indenture supplemental thereto, may be made only to the extent and in the circumstances permitted by the Indenture.
The Series 2021 Bonds are subject to redemption prior to maturity as follows:
(a)    The Series 2021 Bonds shall be subject to mandatory redemption in whole, at a redemption price equal to 100% of the principal amount thereof being redeemed plus accrued interest thereon to the redemption date on the ninetieth day (or such earlier date as may be designated by the Company) after a Determination of Taxability (as defined in the Indenture). Subject to the preceding foregoing provisions of this paragraph (a), the Series 2021 Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel, the redemption of a portion of the Series 2021 Bonds would have the result that interest payable on the Series 2021 Bonds remaining outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Series 2021 Bonds.  Any such partial redemption shall be in such amount as is necessary to accomplish such result.
(b)    The Series 2021 Bonds are subject to optional redemption by the Issuer, at the written direction of the Company, at any time on and after June 1, 2026, in whole or in part (and if in part, by lot or in such other manner as may be determined by the Trustee to be fair and equitable), at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the redemption date.
(c) The Series 2021 Bonds are subject to special optional redemption by the Issuer, at the written direction of the Company, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the redemption date but without redemption premium if:
i.the Company shall have determined that the continued operation of the Plant is impracticable, uneconomical or undesirable for any reason;
ii.the Company shall have determined that the continued operation of the Facilities is impracticable, uneconomical or undesirable due to (1) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as the Facilities, or other liabilities or burdens with respect to the Facilities or the operation thereof, (2) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (3) destruction of or damage to all or part of the Facilities;
iii.all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain; or
iv.the operation of the Facilities or the Plant shall have been enjoined or shall have otherwise been prohibited by an order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.
In case a Series 2021 Bond is of a denomination larger than $5,000, a portion of such Bond ($5,000 or any integral multiple thereof) may be redeemed if otherwise permitted, but Series 2021 Bonds shall be redeemed only in the principal amount of $5,000 or any integral multiple thereof.
Notice of any redemption, identifying the Bonds or portions thereof being called and the date on which they shall be presented for payment, shall be given by the Trustee by first class mail, postage prepaid, to the registered owner of each such Bond addressed to such registered owner at his registered address and placed in the mails not less than thirty (30) days nor more than ninety (90) days prior to the date fixed for redemption; provided, however, that failure to give such notice by mailing, or any defect therein, shall not affect the validity of any proceeding for the redemption of any Bond with respect to which no such failure or defect has occurred. Any notice mailed as so provided shall be conclusively presumed to have been duly given, whether or not the holder or owner receives the notice.
With respect to notice of redemption of the Bonds at the option of the Issuer (at the direction of the Company), unless moneys sufficient to pay the principal of and premium, if any, and interest on the Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice, such notice shall state that said redemption shall be conditional upon the receipt of such moneys by the Trustee on or prior to the date fixed for such redemption. So long as Cede & Co. is the registered owner of the Bonds, as nominee of DTC, notice of any redemption will be given by the Trustee to Cede & Co., not to the beneficial owners of the Bonds, as set forth above or by email. If such moneys shall not have been so received, such notice shall be of no force and effect, the Issuer shall not redeem such Bonds and the Trustee shall give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.
The Bonds are issuable as registered Bonds without coupons in denominations of $5,000 and any integral multiple thereof. Subject to the limitations and upon payment of the charges provided in the Indenture, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations.
Bonds may be transferred on the books of registration kept by the Trustee by the registered owner in person or by his duly authorized attorney, upon surrender thereof, together with a written instrument of transfer duly executed by the registered owner or his duly authorized attorney in such form as shall be satisfactory to the Trustee. Upon surrender for transfer of any Bond at the principal corporate office of the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Bond or Bonds in the same aggregate principal amount and of any authorized denomination or denominations.
This Bond is issued with the intent that the laws of the State of Mississippi will govern its construction. As declared by the Act and other applicable laws of the State of Mississippi, this Bond shall have all the qualities and incidents, including negotiability, of an investment security under the Uniform Commercial Code of the State of Mississippi.
This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee.
It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law; and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation.

IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed in its name by the manual or facsimile signature of its Executive Director and attested by the manual or facsimile signature of its Secretary.
                    MISSISSIPPI BUSINESS FINANCE CORPORATION

                    By: _______________________________
                     Executive Director
ATTEST:

By: _____________________
Secretary

CERTIFICATE OF AUTHENTICATION

    This Bond is one of the Bonds designated therein and described in the within-mentioned Indenture.

                        THE BANK OF NEW YORK MELLON,
                        as trustee

                        By: ______________________________
                             Authorized Signatory

Authentication Date: June 15, 2021

STATE OF MISSISSIPPI
COUNTY OF HINDS
The undersigned, Secretary of the Mississippi Business Finance Corporation, does hereby certify that the within Bond has been duly registered by me pursuant to law in a book kept in my office for that purpose; and that the within Bond has been validated by decree of the Chancery Court of the First Judicial District of Hinds County, Mississippi, rendered on the 1st day of June, 2021.

Secretary of the Mississippi Business Finance Corporation

ASSIGNMENT

    For value received the undersigned hereby sells, assigns and transfers unto _________________________________ the within-mentioned Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________ to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ______________        ____________________________________________
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

Please Insert Social Security or other Identifying Number of Assignee

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